The information in this Prospectus Supplement is not complete and may be changed. This Prospectus Supplement and the accompanying Prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement                           Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated October 12, 2006)        Registration File No.,: 333-135656

                  Subject to Completion Dated October 12, 2006
                                $[            ]
         FIXED RATE STRUCTURED REPACKAGED ASSET-BACKED TRUST SECURITIES
           (STRATS(SM)) CALLABLE CLASS A-1 CERTIFICATES, SERIES 2006-5
  STRATS(SM) TRUST FOR BOSTON SCIENTIFIC CORPORATION SECURITIES, SERIES 2006-5
                                 ISSUING ENTITY
                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                              DEPOSITOR AND SPONSOR

     The offered certificates represent interests in the issuing entity only and do not represent an interest in or obligation of the underwriters, the trustee, the depositor and sponsor or any of their affiliates.

     You should review the information in "Risk Factors" on page S-9 of this
Prospectus Supplement and on page 4 in the Prospectus. For complete information about the offered certificates, read both this Prospectus Supplement and the
Prospectus.

     This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered certificates.

The Issuing Entity

o    is a New York common law trust formed by a trust agreement between the
     Depositor and U.S. Bank Trust National Association, as trustee.

o    will issue two classes of Certificates: the Class A-1 Certificates, which are offered by this Prospectus Supplement, and a class of interest only
     Certificates which are not offered by this Prospectus Supplement.

o    will enter into the Warrant Agent Agreement pursuant to which the Call
     Warrants relating to the Certificates will be issued. The Call Warrants are not offered by this Prospectus Supplement.

The Class A-1 Certificates

o    are entitled to semi-annual interest payments on each May 15 and November
     15 at a rate of [ ]% per annum to the extent interest payments are received on the underlying securities, WHICH RATE IS SUBJECT TO REDUCTION AS
     DESCRIBED HEREIN.

o    are entitled to a pro rata share of principal payments made on the underlying securities. A single principal payment is due on the underlying securities on their due date, but they are subject to earlier payment as described in this Prospectus Supplement.

o    are callable in whole or in part if the call warrants on the underlying securities are exercised, which may occur at any time on or after May 15,
     2011 or earlier, under the circumstances described in this Prospectus
     Supplement.

o    may be subject to early redemption if the underlying securities issuer ceases or fails to file periodic reports under the Securities Exchange Act of 1934, as described in this Prospectus Supplement. Such an event could negatively affect your return on your investment in the Class A-1
     Certificates.

o    currently have no trading market.

o    are not insured or guaranteed by any governmental agency or by any other person or entity.

                                                                             PROCEEDS TO ISSUER
                             PRICE TO PUBLIC       UNDERWRITING DISCOUNT     (BEFORE EXPENSES)
                             ---------------       ---------------------     ------------------

    Per Certificate                $25                    $[     ]                $[     ]
              Total              $[     ]                 $[     ]                $[     ]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A-1 Certificates or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying
Prospectus. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters (the
"Underwriters") named below will purchase the offered Certificates from the depositor. See "Method of Distribution" in this Prospectus Supplement. The offered Certificates will be issued in book-entry form only on or about October
[ ], 2006. The depositor intends to apply to list the Class A-1 Certificates on the New York Stock Exchange. Trading of the Class A-1 Certificates on the New
York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof.
-------------------------------------------------------------------------------

WACHOVIA SECURITIES                                          RBC CAPITAL MARKETS
                                OCTOBER [ ], 2006

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Class A-1 Certificates in two separate documents that progressively provide more detail: (a) the accompanying
Prospectus, which provides general information, some of which may not apply to your Class of Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Class of Certificates.

     For complete information about the offered Certificates, read both this
Prospectus Supplement and the Prospectus. This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered
Certificates. All annexes and schedules to this Prospectus Supplement are part of this Prospectus Supplement.

     The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying
Prospectus form a part) under the Securities Act of 1933, with respect to your
Class of Certificates. This Prospectus Supplement and the accompanying
Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this
Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits to such registration statement. See
"Where You Can Find More Information" in the accompanying Prospectus.

     You should rely only on the information contained in this Prospectus
Supplement or the accompanying Prospectus. Neither the Depositor nor the
Underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriters are making an offer to sell offered Certificates in any jurisdiction where the offer or sale is not permitted.

     We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying Prospectus provide the pages on which these captions are located.

     For 90 days following the date of this Prospectus Supplement, all dealers selling the offered Certificates will deliver a Prospectus Supplement and
Prospectus. This is in addition to any dealer's obligation to deliver a
Prospectus Supplement and Prospectus when acting as Underwriters of the offered
Certificates and with respect to their unsold allotments or subscriptions.

     The Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the offered Certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the offered Certificates. For a description of these activities, see "Method of Distribution" in this Prospectus Supplement.

                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each
Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of the offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the offered Certificates to the public in that Relevant Member State at any time:
(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                                       ii

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of morE than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or
(c)  in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus
     Directive.

     For the purposes of this provision, the expression an "offer of
Certificates to the public" in relation to any offered Certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered Certificates so as to enable an investor to decide to purchase or subscribe the offered
Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                   IMPORTANT NOTICE REGARDING THE CERTIFICATES

     The Class A-1 Certificates referred to in these materials are subject to modification or revision (including the possibility that one or more classes of
Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of
Class A-1 Certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of Class A-1 Certificates to be made to you; any "indication of interest" expressed by you, and any "soft circles" generated by us, will not create a binding contractual obligation for you or us.

     As a result of the foregoing, you may commit to purchase Class A-1
Certificates that have characteristics that may change, and you are advised that all or a portion of the Class A-1 Certificates may not be issued that have the characteristics described in these materials. Our obligation to sell Class A-1
Certificates to you is conditioned on the Class A-1 Certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that a condition is not satisfied in any material respect, we will notify you, and neither the Depositor nor any
Underwriter will have any obligation to you to deliver any portion of the Class
A-1 Certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of Class A-1 Certificates described in this Prospectus Supplement. This Prospectus Supplement is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this Prospectus Supplement may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this Prospectus Supplement. The Underwriters and/or their employees may from time to time have a long or short position in any contract or Certificate discussed in this Prospectus Supplement.

     The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale.

                                      iii

                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

                                       iv

                                     SUMMARY

     This summary highlights the principal economic terms of the Class A-1
Certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class
A-1 Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full. Certain capitalized terms used in this
Prospectus Supplement are defined on the pages indicated in "Index of Terms."

Depositor.............................. Synthetic Fixed-Income Securities,
                                        Inc., a wholly-owned subsidiary of
                                        Wachovia Corporation. The Depositor is
                                        also the "sponsor" with respect to the
                                        Certificates for purposes of Rule
                                        1101(1) under the Securities Act and
                                        references to the "Depositor" in the
                                        Prospectus Supplement also include the
                                        Depositor in its capacity as sponsor.

Trustee................................ U.S. Bank Trust National Association.

Issuing Entity......................... The Depositor and the Trustee will form the STRATS(SM) Trust for Boston
                                        Scientific Corporation Securities,
                                        Series 2006-5 (the "Trust") pursuant to
                                        a trust agreement dated as of October
                                        [ ], 2006, as supplemented by the
                                        STRATS(SM) Certificates series
                                        supplement 2006-5, dated October [ ],
                                        2006 (collectively, the "Trust
                                        Agreement").

Certificates...........................  $[ ] [ ]% STRATS(SM) Callable Class A-1
                                        Certificates, Series 2006-5 (the "Class
                                        A-1 Certificates"). THE PASS-THROUGH
                                        RATE PAYABLE ON THE CLASS A-1
                                        CERTIFICATES IS SUBJECT TO REDUCTION AS
                                        DESCRIBED HEREIN. The Trust will also
                                        issue Class A-2 Certificates, which are
                                        interest only Certificates and are not
                                        being offered by this Prospectus
                                        Supplement. The Class A-1 Certificates
                                        and the Class A-2 Certificates
                                        collectively represent the entire
                                        beneficial interest in the Trust and are
                                        collectively referred to herein as the
                                        "Certificates". Only the Class A-1
                                        Certificates are offered by this
                                        Prospectus Supplement.

                                        The Certificates will be issued by the
                                        terms of the Trust Agreement.

Distribution Dates..................... Semi-annually on the 15th day of each
                                        May and November, commencing on May 15,
                                        2007, or if such date is not a Business
                                        Day, the next succeeding Business Day,
                                        until the date on which the Certificates
                                        are retired. "Business Day" means any
                                        other day other than a Saturday, a
                                        Sunday or a day on which banking
                                        institutions in New York, New York are
                                        authorized or obligated by law or
                                        executive order to be closed.

Payments of Interest and
Pass-Through Rate.....................  You will have the right to receive semi-annual payments of interest on your
                                        Class A-1 Certificates at the
                                        Pass-Through Rate on Distribution Dates
                                        occurring on May 15 and November 15 of
                                        each year until the date on which the
                                        Class A-1 Certificates have been paid in
                                        full, as described below. On the Closing
                                        Date, the "Pass-Through Rate" will be a
                                        rate per annum equal to [ ]%. HOWEVER,
                                        IF AFTER THE CLOSING DATE THE INTEREST
                                        RATE PAYABLE ON THE UNDERLYING
                                        SECURITIES IS REDUCED FOLLOWING AN
                                        INCREASE IN THE CREDIT RATING OF THE
                                        UNDERLYING SECURITIES AS DESCRIBED IN
                                        THIS PROSPECTUS SUPPLEMENT, THEN ON THE
                                        DATE SUCH INTEREST RATE IS REDUCED THE
                                        PASS-THROUGH RATE ON THE CLASS A-1
                                        CERTIFICATES ALSO WILL BE REDUCED BY THE
                                        SAME PERCENTAGE

                                       S-1

                                        AS THE INTEREST RATE PAYABLE ON THE
                                        UNDERLYING Securities. For example:

                                           o If at any time the lowest of the
                                             three credit ratings assigned to
                                             the Underlying Securities (i) by
                                             Fitch is BBB; (ii) by Moody's is
                                             Baa2; or (iii) by S&P is BBB; then
                                             the Pass-Through Rate will be reset
                                             to [ ]%.

                                           o If at any time the lowest of the
                                             three credit ratings assigned to
                                             the Underlying Securities (i) by
                                             Fitch is BBB+; (ii) by Moody's is
                                             Baa1; or (iii) by S&P is BBB+; then
                                             the Pass-Through Rate will be reset
                                             to [ ]%.

                                           o If at any time the lowest of the
                                             three credit ratings assigned to
                                             the Underlying Securities (i) by
                                             Fitch is above BBB+; (ii) by
                                             Moody's is above Baa1; or (iii) by
                                             S&P is above BBB+; then the Pass-
                                             Through Rate will be reset to [ ]%.

                                        The Pass-Through Rate will not be
                                        reduced below [ ]% per annum. If the
                                        Pass-Through Rate is adjusted downward,
                                        it will not subsequently be increased,
                                        regardless of the then-current credit
                                        rating assigned to the Underlying
                                        Securities. See "Description of the
                                        Class A-1 Certificates," "Description of
                                        the Underlying Securities" and Appendix
                                        A herein. Interest will begin to accrue
                                        on your Class A-1 Certificates on the
                                        Closing Date and the first Distribution
                                        Date will be May 15, 2007.

Final Scheduled Distribution Date...... November 15, 2035.

Interest Period........................ The "Interest Period" will be, with respect to the first Distribution Date,
                                        the period from and including the
                                        original issue date of the Class A-1
                                        Certificates to, but excluding, May 15,
                                        2007 and thereafter, semi- annually on
                                        the related Distribution Date. Interest
                                        will be calculated on the basis of a
                                        360-day year consisting of twelve 30-day
                                        months.

Payment of Principal..................  You will have the right to receive a payment equal to the principal amount of
                                        your Class A-1 Certificates ($25 per
                                        Class A-1 Certificate) on November 15,
                                        2035, the scheduled maturity date of the
                                        Underlying Securities, or such earlier
                                        date on which a payment of principal is
                                        made on the Underlying Securities or on
                                        which the Trust redeems your Class A-1
                                        Certificates as described under
                                        "Description of the Class A-1
                                        Certificates--Redemption of the Class
                                        A-1 Certificates Upon Exercise of a Call
                                        Warrant" herein.

Record Date...........................  The Business Day immediately preceding each Distribution Date.

Closing Date..........................  October [ ], 2006 (the "Closing Date"),
                                        or such other date on which the Class
                                        A-1 Certificates offered under this
                                        Prospectus Supplement are issued.

Denominations.........................  The Class A-1 Certificates will be available for purchase in minimum
                                        denominations of $25 and integral
                                        multiples of $25. The denomination of
                                        each Class A-1 Certificate will also
                                        represent its initial principal balance.

Book-Entry Registration...............  As a Certificateholder, you will not receive Class A-1 Certificates in
                                        physical form. Instead, your Class A-1
                                        Certificates will be in book-entry form
                                        and registered in the name of Cede &
                                        Co., as the

                                       S-2

                                        nominee of the Depository Trust Company.
                                        See "Description of the Class A-1
                                        Certificates--Definitive Certificates"
                                        herein.

Rating................................  It is a condition to the issuance of the
                                        Class A-1 Certificates that the Class
                                        A-1 Certificates are rated by the agency
                                        named below at least as highly as the
                                        Underlying Securities. As of the date of
                                        this Prospectus Supplement, the
                                        Underlying Securities are rated "BBB+"
                                        by Standard & Poor's Ratings Services, a
                                        division of The McGraw-Hill Companies,
                                        Inc. ("S&P"). A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities and may be subject to
                                        revision or withdrawal at any time by
                                        the assigning rating agency. A security
                                        rating does not address the occurrence
                                        or frequency of redemptions or
                                        prepayments on, or extensions of the
                                        maturity of, securities held by a trust,
                                        if applicable, or the corresponding
                                        effect on the yield to investors. The
                                        rating addresses the likelihood of the
                                        receipt by holders of the Class A-1
                                        Certificates of payments required under
                                        the Trust Agreement, and are based
                                        primarily on the credit quality of the
                                        Underlying Securities. The rating does
                                        not, however, address the likelihood of
                                        the Underlying Issuer failing to report
                                        under the Exchange Act. Any downgrade by
                                        the rating agency of the Underlying
                                        Securities would result in a downgrade
                                        of such rating agency's rating with
                                        respect to the Class A-1 Certificates.
                                        See "Rating" herein.

The Underlying Securities
Underlying Securities.................  $[ ] 6.25% notes due 2035 issued by the
                                        Underlying Issuer. Potential
                                        Certificateholders should obtain and
                                        evaluate the same information concerning
                                        the Underlying Issuer as they would
                                        obtain and evaluate if they were
                                        investing directly in the Underlying
                                        Securities or in other securities issued
                                        by the Underlying Issuer. See "Risk
                                        Factors" and "Description of the
                                        Underlying Securities" herein.

                                        The Underlying Securities constitute
                                        senior unsecured indebtedness that ranks
                                        pari passu with all senior unsecured
                                        indebtedness of the Underlying Issuer.

Underlying Issuer.....................  Boston Scientific Corporation. See "The
                                        Underlying Issuer" herein.

Underlying Securities Interest Rate...  As of the Closing Date, 7.00% per annum.
                                        HOWEVER, THE INTEREST RATE PAYABLE ON
                                        THE UNDERLYING SECURITIES IS SUBJECT TO
                                        REDUCTION AS FOLLOWS:

                                          o  If at any time the lowest of the
                                             three credit ratings assigned to
                                             the Underlying Securities (i) by
                                             Fitch is BBB; (ii) by Moody's is
                                             Baa2; or (iii) by S&P is BBB; then
                                             the interest rate payable per year
                                             on the Underlying Securities will
                                             be reset to 6.75%.

                                          o  If at any time the lowest of the
                                             three credit ratings assigned to
                                             the Underlying Securities (i) by
                                             Fitch is BBB+; (ii) by Moody's is
                                             Baa1; or (iii) by S&P is BBB+; then
                                             the interest rate payable per year
                                             on the Underlying Securities will
                                             be reset to 6.50%.

                                          o  If at any time the lowest of the
                                             three credit ratings assigned to
                                             the Underlying Securities (i) by
                                             Fitch is above BBB+; (ii) by
                                             Moody's is above Baa1; or (iii) by
                                             S&P is above BBB+; then the
                                             interest rate payable per year on
                                             the Underlying Securities will be
                                             permanently reset to 6.25%.

                                       S-3

                                        If the interest rate payable per year on
                                        the Underlying Securities is adjusted
                                        downward, it will not subsequently be
                                        increased, regardless of the
                                        then-current credit rating assigned to
                                        the Underlying Securities. See
                                        "Description of the Underlying
                                        Securities" and Appendix A in this
                                        Prospectus Supplement.

                                        Interest on the Underlying Securities
                                        accrues at the Underlying Securities
                                        Interest Rate for each Underlying
                                        Securities interest accrual period
                                        described below and is payable on each
                                        Underlying Securities Scheduled Payment
                                        Date described below. The entire
                                        principal amount of the Underlying
                                        Securities will be payable on the
                                        Underlying Securities Scheduled Maturity
                                        Date described below.

Underlying Securities Scheduled
   Payment Date.......................  May 15 and November 15, with the next payment date being November 15, 2006.

Underlying Securities Original
   Issue Date.........................  November 17, 2005.

Underlying Securities Scheduled
   Maturity Date......................  November 15, 2035.

Denominations; Underlying Securities..  The Underlying Securities are
                                        denominated and payable in U.S. dollars
                                        and are available in minimum
                                        denominations of $1,000 and integral
                                        multiples thereof.

Underlying Securities Interest
   Accrual Periods....................  Interest is payable on a semi-annual basis.

Optional Redemption...................  The Underlying Securities will be redeemable in whole or in part, at the
                                        option of the Underlying Issuer, only
                                        under the limited circumstances
                                        described under "Description of the
                                        Underlying Securities" in this
                                        Prospectus Supplement.

Action Upon Underlying Issuer
   Failing to Report Under the
   Exchange Act.........................If (1) the Underlying Issuer either (x)
                                        states in writing that it intends
                                        permanently to cease filing periodic
                                        reports required under the Securities
                                        Exchange Act of 1934 or (y) fails to
                                        file all required periodic reports for
                                        any applicable reporting period, and (2)
                                        the Depositor determines after
                                        consultation with Securities and
                                        Exchange Commission, that under
                                        applicable securities laws, rules or
                                        regulations the Trust must be liquidated
                                        or the Underlying Securities distributed
                                        (an "SEC Reporting Failure"), then the
                                        Depositor will promptly notify the
                                        Trustee, each Rating Agency and to the
                                        extent permitted by applicable law, the
                                        Warrantholders of such SEC Reporting
                                        Failure and the Trustee will liquidate
                                        or distribute in kind, as directed by
                                        the Depositor, any remaining Underlying
                                        Securities and the Trustee will allocate
                                        and distribute such moneys or other
                                        property to the holders of Certificates
                                        then outstanding and unpaid, pro rata
                                        between each Class of Certificates based
                                        upon the ratio of the Class A-1
                                        Allocation to the Class A-2 Allocation,
                                        subject to the immediately succeeding
                                        paragraph.

                                        In addition, the Call Warrants will
                                        become immediately exercisable upon the
                                        occurrence of an SEC Reporting Failure
                                        (whether such SEC Reporting Failure
                                        occurs before or after May 15, 2011)
                                        and, if the Call

                                       S-4

                                        Warrants are "in the money", they will
                                        be deemed to be exercised without
                                        further action by the Warrantholders and
                                        will be cash settled concurrently with
                                        the distribution to Certificateholders.
                                        The distribution will be allocated to
                                        each Class of Certificates according to
                                        the Allocation Ratio and will be made to
                                        the Certificateholders of each Class on
                                        a pro rata basis according to the
                                        certificate principal balance for the
                                        Certificates held.

                                        In the event of a failure by the
                                        Underlying Issuer to file all required
                                        periodic reports as described above, the
                                        Depositor may attempt to effect a
                                        termination of the Trust's Exchange Act
                                        reporting obligations if doing so would
                                        permit the Trust to continue without a
                                        liquidation or distribution of the
                                        Underlying Securities. In connection
                                        with any such termination, the listing
                                        of the Certificates on the NYSE would be
                                        discontinued.

Optional Exchange.....................  A Warrantholder will have a limited right to exchange certificates for a pro
                                        rata portion of the Underlying
                                        Securities. See "Description of the
                                        Class A-1 Certificates--Warrantholder
                                        Optional Exchange" in this Prospectus
                                        Supplement and "Description of the
                                        Certificates--Optional Exchange" in the
                                        Prospectus.

Trustee Compensation..................  As compensation for its services under the Trust Agreement, the Trustee will
                                        receive an annual fee equal to
                                        $4,000.00. The trustee fee will be paid
                                        by the Depositor.

Defeasance............................  The Underlying Issuer has the right, subject to certain conditions, to
                                        defease the Underlying Securities. See
                                        "Description of the Underlying
                                        Securities" in this Prospectus
                                        Supplement.

Call Warrants.........................  Concurrently with the execution of the
                                        Trust Agreement and the delivery of the
                                        Class A-1 Certificates, the Trustee, on
                                        behalf of the Trust, will execute a
                                        "Warrant Agent Agreement", initially
                                        evidencing call options with respect to
                                        the Underlying Securities (the "Call
                                        Warrants"). The Trust will hold the
                                        Underlying Securities subject to the
                                        Call Warrants.

                                        On the Closing Date, the Warrantholder
                                        will be required to make an upfront
                                        payment to the Trust as consideration
                                        for the Call Warrants.

                                        The Call Warrants permit their holders
                                        to purchase the Underlying Securities
                                        from the Trust at any time on any
                                        Business Day on or after May 15, 2011
                                        and any Business Day during any earlier
                                        period during which (i) an Event of
                                        Default with respect to the Underlying
                                        Securities has occurred and is
                                        continuing, (ii) a tender offer for the
                                        Underlying Securities has occurred,
                                        (iii) any redemption or other
                                        unscheduled payment on the Underlying
                                        Securities has been announced and the
                                        distribution to securityholders of the
                                        redemption price or other payment has
                                        not yet occurred or (iv) an SEC
                                        Reporting Failure (as defined in this
                                        Prospectus Supplement) has occurred and
                                        is continuing (each, a "Warrant Exercise
                                        Date").

                                        Each Call Warrant may be exercised by
                                        the relevant Warrantholder in whole or
                                        in part on any Warrant Exercise Date.
                                        Upon exercise of a Call Warrant, the
                                        Warrantholder will be entitled to
                                        delivery of the Called Underlying
                                        Securities or, in connection with a
                                        tender offer and the called securities
                                        cannot be delivered, the excess of the
                                        tender offer

                                       S-5

                                        proceeds over the Call Price. The
                                        "Called Underlying Securities" will be
                                        Underlying Securities having a principal
                                        amount equal to $500,000 per exercised
                                        Call Warrant, and in increments of
                                        $1,000 in excess of $500,000.

                                         o  An exercise of the Call Warrants in
                                            whole will result in the redemption
                                            of all of the Class A-1
                                            Certificates.

                                         o  In the event of an exercise of the
                                            Call Warrants in part, a
                                            corresponding amount of the Class
                                            A-1 Certificates will be redeemed.

                                         o  Any redemption of the Class A-1
                                            Certificates resulting from an
                                            exercise of the Call Warrants will
                                            be at a price equal to 100% of the
                                            principal amount of the Class A-1
                                            Certificates to be redeemed (i.e.,
                                            an amount equal to $25 per Class A-1
                                            Certificate to be redeemed in full)
                                            plus accrued and unpaid interest on
                                            the called Class A-1 Certificates to
                                            the Warrant Exercise Date; no call
                                            or other premium will be paid.

                                        See "Description of the Call Warrants
                                        and Warrantholders" and "Description of
                                        the Class A-1 Certificates--Redemption
                                        of the Class A-1 Certificates Upon
                                        Exercise of a Call Warrant" in this
                                        Prospectus Supplement.

Warrantholders........................  On the Closing Date, it is anticipated that Wachovia Capital Markets, LLC or
                                        its affiliate will be the sole holder of
                                        the Call Warrants. The Call Warrants may
                                        not be transferred except to a
                                        transferee whom the transferor of the
                                        Call Warrants reasonably believes is (i)
                                        a "Qualified Institutional Buyer" (as
                                        defined in Rule 144A under the
                                        Securities Act) and (ii) acquiring the
                                        Call Warrants for its own account or for
                                        the account of an investor of the type
                                        described in clause (i) above as to
                                        which the transferee exercises sole
                                        investment discretion. See "Description
                                        of the Call Warrants and the Call
                                        Warrantholders" in this Prospectus
                                        Supplement.

Trust Agreement.......................  The Certificates will be issued pursuant to the terms of the Trust Agreement. See
                                        "Description of the Trust Agreement" in
                                        this Prospectus Supplement.

                                        It is anticipated that the Class A-2
                                        Certificates will be transferred by the
                                        Depositor to a third party on the
                                        Closing Date and may be sold at any time
                                        in accordance with any restrictions in
                                        the Trust Agreement.

Distributions.........................  Holders of the Certificates will be entitled to receive on each Distribution
                                        Date to the extent of available funds,
                                        after payment of the expenses of the
                                        Trustee and its respective agents up to
                                        the Allowable Expense Amount:

                                         o  distributions allocable to interest
                                            at the applicable interest rate on
                                            the applicable Certificate principal
                                            balance or notional amount, as the
                                            case may be, and

                                         o  in the case of the Class A-1
                                            Certificates, distributions
                                            allocable to principal.
                                       S-6

                                        All distributions to Certificateholders
                                        will be made only from available funds,
                                        which are funds that are available on
                                        any Distribution Date from the property
                                        of the Trust (including any proceeds
                                        received under the Call Warrants) as
                                        described herein. Available funds on any
                                        Distribution Date will be net of
                                        expenses described under "Description of
                                        Class A-1 Certificates--Fees and
                                        Expenses" in this Prospectus Supplement.

                                        The "Allowable Expense Amount" with
                                        respect to extraordinary trust expenses
                                        for the Trust will be such expenses
                                        which in the aggregate exceed $20,000
                                        but are less than the maximum
                                        reimbursable amount of $100,000.

                                        The Class A-1 and Class A-2 Certificates
                                        rank equal in priority to payments of
                                        interest on the Underlying Securities.
                                        Therefore, in the event that interest
                                        distributions on the Underlying
                                        Securities are insufficient to pay
                                        accrued interest on the Class A-1
                                        Certificates and the Class A-2
                                        Certificates, the holders of the Class
                                        A-1 Certificates and the holders of the
                                        Class A-2 Certificates will share in
                                        such distributions and in any resulting
                                        shortfalls on a pro rata basis in
                                        proportion to their entitlements to
                                        interest or, in the circumstances
                                        described below, based on the Allocation
                                        Ratio.

                                        If the Underlying Securities are
                                        redeemed, prepaid or liquidated in whole
                                        or in part due to the occurrence of an
                                        Event of Default on the Underlying
                                        Securities or an SEC Reporting Failure
                                        (and an "in-kind" distribution is not
                                        made), the Trust's available funds will
                                        be allocated to the holders of the Class
                                        A-1 Certificates and the holders of the
                                        Class A-2 Certificates in accordance
                                        with the Allocation Ratio.

                                        On any Distribution Date, the "Class A-1
                                        Allocation" means the sum of the present
                                        values of any unpaid interest and
                                        principal due or to become due on the
                                        Class A-1 Certificates, using a discount
                                        rate of [ ]%, and assuming that interest
                                        and principal payments on the Underlying
                                        Securities were paid when due and that
                                        the related Underlying Securities were
                                        not redeemed, prepaid or liquidated
                                        prior to the Underlying Securities
                                        Scheduled Maturity Date. On any
                                        Distribution Date, the "Class A-2
                                        Allocation" means the sum of the present
                                        values of any unpaid interest due or to
                                        become due on the Class A-2
                                        Certificates, using a discount rate of
                                        7.00% assuming a 360-day year consisting
                                        of twelve months, and assuming that
                                        interest payments on the Underlying
                                        Securities were paid when due and that
                                        the related Underlying Securities were
                                        not redeemed, prepaid or liquidated
                                        prior to the Underlying Securities
                                        Scheduled Maturity Date.

Special Distribution Dates............  If a payment with respect to the
                                        Underlying Securities is made to the
                                        Trustee after the Underlying Securities
                                        Scheduled Payment Date on which payment
                                        was due, then the Trustee will
                                        distribute any such amounts received on
                                        the next occurring Business Day (a
                                        "Special Distribution Date") as if the
                                        funds had constituted available funds on
                                        the Distribution Date immediately
                                        preceding such Special Distribution
                                        Date; provided, however, that the Record
                                        Date for such Special Distribution Date
                                        will be five Business Days prior to the
                                        day on which the related payment was
                                        received from the Underlying Securities
                                        Trustee.

                                       S-7

Certain Federal Income Tax
   Consequences.......................  In the opinion of Orrick, Herrington &
                                        Sutcliffe LLP, the issuing entity will
                                        not be classified as a corporation or
                                        publicly traded partnership taxable as a
                                        corporation for federal income tax
                                        purposes, and therefore will not be
                                        subject to federal income tax. The
                                        parties intend to treat the Trust as a
                                        "grantor trust" for federal income tax
                                        purposes. Accordingly, each
                                        Certificateholder will be treated as the
                                        owner of its pro rata interests in the
                                        principal and interest payments on the
                                        Underlying Securities and as the writer
                                        of its pro rata share of the Call
                                        Warrants. See "Material Federal Income
                                        Tax Consequences" in this Prospectus
                                        Supplement.

ERISA Considerations..................  An "employee benefit plan" subject to the Title 1 of Employee Retirement
                                        Income Security Act of 1974, as amended,
                                        or a "plan" subject to Section 4975 of
                                        the Internal Revenue Code of 1986, as
                                        amended, contemplating the purchase of
                                        Class A-1 Certificates should consult
                                        with its counsel before making such a
                                        purchase. The fiduciary of such an
                                        employee benefit plan or plan and such
                                        legal advisors should consider whether
                                        the Class A-1 Certificates will satisfy
                                        all of the requirements of the
                                        "publicly-offered securities" exception
                                        described herein and the possible
                                        application of "prohibited transaction
                                        exemptions" described herein. See "ERISA
                                        Considerations" in this Prospectus
                                        Supplement.

Listing...............................  Application will be made to list the
                                        Class A-1 Certificates on the New York
                                        Stock Exchange. Trading of the Class A-1
                                        Certificates on the New York Stock
                                        Exchange is expected to commence within
                                        a 30-day period after the initial
                                        delivery thereof. It is unlikely that
                                        trading of the Class A-1 Certificates on
                                        the New York Stock Exchange will be
                                        active. See "Method of Distribution" in
                                        this Prospectus Supplement.

                                       S-8

                                  RISK FACTORS

     You should consider the following factors in deciding whether to purchase the Class A-1 Certificates, together with the additional factors set forth in the Prospectus under "Risk Factors":

1    NO INVESTIGATION OF THE UNDERLYING SECURITIES OR THE UNDERLYING ISSUER HAS
     BEEN MADE BY THE DEPOSITOR, THE UNDERWRITERS OR THE TRUSTEE IN CONNECTION
     WITH THE OFFERING OF THE CERTIFICATES. None of the Depositor, the
     Underwriters or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, or verified or will verify any reports or information filed by the
     Underlying Issuer with the Securities and Exchange Commission or otherwise made available to the public. None of the Depositor, the Underwriters or the Trustee are affiliated with the Underlying Issuer.

     Certificateholders will be exposed to the credit risk of the Underlying
     Issuer. Material information with respect to the Underlying Issuer is described in public filings prepared by the Underlying Issuer and referred to in this Prospectus Supplement. In addition, this section does not contain any risk factors relating to the Underlying Issuer.

     It is strongly recommended that prospective investors in the Class A-1
     Certificates consider and evaluate publicly available financial and other information regarding the Underlying Issuer. The issuance of the
     Certificates should not be construed as an endorsement by the Depositor, the Underwriters or the Trustee of the financial condition or business prospects of the Underlying Issuer. Potential Certificateholders should obtain and evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the
     Underlying Securities or in other debt securities issued by the Underlying
     Issuer. None of the Depositor, the Trustee, the Underwriters, or any of
     their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the
     Underlying Issuer filed with the SEC or any other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the Class A-1 Certificates in making its investment decision in connection therewith. See "Description of the
     Underlying Securities" in this Prospectus Supplement.

     One or more affiliates of the Depositor and/or Wachovia Securities publish research reports from time to time with respect to the Underlying Issuer.
     Such reports may make negative recommendations with respect to securities of the Underlying Issuer. None of the Depositor, the Underwriters or the
     Trustee undertakes any responsibility to reflect or account for in this
     Prospectus Supplement the conclusions or analyses set forth in such research reports. You may obtain a copy of any research reports relating to the Underlying Issuer by requesting them from your broker or from the
     Depositor and/or Wachovia Securities directly.

2.   UNDERLYING SECURITIES ARE THE ONLY PAYMENT SOURCE. The payments made by the
     Underlying Issuer on the Underlying Securities are the only source of payment for your Class A-1 Certificates. The Underlying Securities are unsecured obligations of the Underlying Issuer. The Underlying Issuer is
     subject to laws relating to bankruptcy, moratorium, reorganization or other insolvency proceedings. If the Underlying Issuer experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your Class A-1 Certificates. In the event of nonpayment on the Underlying Securities by the Underlying Issuer, you will bear the risk of such nonpayment. See "Description of the Class A-1
     Certificates--Recovery on Underlying Securities Following Payment Default
     or Acceleration" in this Prospectus Supplement. The Underlying Securities are not guaranteed by the federal government or any agency or instrumentality of the federal government. The Certificates represent interests in the Trust only and do not represent an interest in or obligation of the Underwriters, the Depositor, the Trustee or any of their affiliates.

                                       S-9

3.   PASS-THROUGH RATE ON CLASS A-1 CERTIFICATES SUBJECT TO REDUCTION. Under the
     terms of the indenture governing the Underlying Securities, the interest rate payable on the Underlying Securities may be reduced if the credit rating assigned to the Underlying Securities is increased by one or more rating agencies. In the event the interest rate payable on the Underlying
     Securities is decreased following a change in credit rating, then there will be a corresponding decrease in the Pass-Through Rate payable on your
     Class A-1 Certificates. See "Description of the Underlying Securities,"
     "Description of the Class A-1 Certificates" and Appendix A in this
     Prospectus Supplement.

4.   CERTAIN PAYMENTS TO WACHOVIA SECURITIES. On November 15, 2006 as payment of the balance of the purchase price for the Underlying Securities, the
     Trustee will pay to Wachovia Securities the amount of the interest accrued on the Underlying Securities from October [ ], 2006 to, but not including, the Closing Date. In the event a payment default or acceleration on the
     Underlying Securities occurs on or prior to November 15, 2006 and Wachovia
     Securities is not paid such accrued interest on such date, Wachovia
     Securities will have a claim for such accrued interest, and will share pro rata with the holders of the Certificates to the extent of such claim in the proceeds from the recovery on the Underlying Securities. See
     "Description of the Class A-1 Certificates--Recovery on Underlying
     Securities Following Payment Default or Acceleration" in this Prospectus
     Supplement.

5.   HOLDERS OF THE CALL WARRANTS, AND NOT CLASS A-1 CERTIFICATEHOLDERS, WILL
     BENEFIT FROM ANY REDEMPTION PREMIUMS OR MARKET VALUE APPRECIATION ON THE
     UNDERLYING SECURITIES. In some circumstances, redemption of the Underlying
     Securities by the Underlying Issuer requires payment of a redemption premium. However, the Class A-1 Certificateholders will not be entitled to any share of any redemption or other premiums that may be paid on the
     Underlying Securities. The Class A-1 Certificates will be redeemed in corresponding amounts if a redemption of the Underlying Securities or exercise of the Call Warrants occurs, and the redemption price to Class A-1
     Certificateholders will be equal to 100% of the principal amount of Class
     A-1 Certificates to be redeemed plus accrued and unpaid interest to the date of redemption at the Pass-Through Rate in effect at such time. The right of the Warrantholders to purchase the Underlying Securities will effectively reserve to the Warrantholders the right to receive any redemption or other premium paid on the Underlying Securities and, after
     May 15, 2011, the right to realize the resulting gain in the event of an increase in the market value of the Underlying Securities relative to their value as of the date of this Prospectus Supplement.

6.   PREPAYMENTS AFFECT YIELD. A redemption of the Underlying Securities or an exercise of a Call Warrant may result in an early redemption or a call of the Class A-1 Certificates at a time when reinvestment in securities with yields comparable to that of the Class A-1 Certificates is not possible.
     This is particularly important because a decreasing interest rate environment will make an exercise of a Call Warrant more likely. There can be no assurance as to the effect of any redemption or exercise of the Call
     Warrants on a Certificateholder's yield in the Certificates.

7.   A FAILURE BY THE UNDERLYING ISSUER TO FILE REPORTS WITH THE SEC COULD CAUSE
     EARLY TERMINATION OF THE TRUST. Should the Underlying Issuer cease to report under the Securities Exchange Act of 1934, as amended, the Trustee may be required to liquidate the Underlying Securities, or to distribute to any duly electing Certificateholder its proportionate share of the
     Underlying Securities themselves (subject to the requirement that the
     Underlying Securities be distributed in authorized denominations). Any such liquidation of the Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation.
     In any event, there can be no assurance that, at the time of any such liquidation or distribution, the market price of the Underlying Securities will equal the principal amount of the Certificates. As a result, you may suffer a loss upon any such occurrence. See "Description of the Class A-1
     Certificates--Action Upon Underlying Issuer Failing to Report Under the
     Exchange Act" in this Prospectus Supplement.

     A failure or termination of reporting by the Underlying Issuer may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the Underlying Issuer, or any guarantors of its obligations, or changes in its corporate structure, a restatement or unavailability of financial statements, or other events with respect to the Underlying Issuer over which the Depositor has no control.

                                      S-10

8.   A DOWNGRADE BY THE RATING AGENCY OF THE UNDERLYING SECURITIES WOULD REDUCE
     THE VALUE OF THE CLASS A-1 CERTIFICATES. At the time of issuance, the Class
     A-1 Certificates will have the rating assigned by S&P equivalent to the rating of the Underlying Securities. It is expected that the rating of the
     Class A-1 Certificates will change if the rating of the Underlying
     Securities changes. The rating issued for the Class A-1 Certificates is not a recommendation to purchase, sell or hold Class A-1 Certificates. The rating does not comment on the market price of the Class A-1 Certificates or their suitability for a particular investor. In addition, the rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act. There can be no assurance that the rating assigned to the Certificates will remain for any given period of time or that the rating will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances, including without limitation, the rating of the Underlying Securities, so warrant. A downward revision or withdrawal of the rating is likely to have an adverse effect on the market price of the Class A-1 Certificates. Moody's Investors Service, Inc.
     ("Moody's") and Fitch, Inc. ("Fitch") have each also assigned a rating to the Underlying Securities but have not been asked to rate the Certificates.
     Nonetheless, if Moody's or Fitch downgrades the Underlying Securities, that action could also have an adverse effect on the market price of the
     Certificates even in the absence of a direct rating by Moody's or Fitch of the Certificates.

9.   CONFLICTS OF INTEREST. Wachovia Securities and other affiliates of the
     Depositor may commence, maintain or continue to maintain commercial relationships with respect to the Underlying Issuer or its affiliates. In particular, affiliates of the Depositor may provide investment banking and other financial services to, and may enter into derivative transactions with, the Underlying Issuer or its affiliates. Affiliates of the Depositor may also hold long or short positions with respect to securities or other obligations of the Underlying Issuer or its affiliates (including the
     Underlying Securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In connection with those transactions, affiliates of Wachovia
     Securities or the Depositor may exercise or enforce rights against, and may otherwise act with respect to, the Underlying Issuer or its affiliates without regard to the issuance of the Certificates and the related transactions described in this Prospectus Supplement. Any such actions might have an adverse effect on the Underlying Securities, the Underlying
     Issuer or the Underlying Issuer, the ability of the Trust to exercise or enforce any rights with respect to the Underlying Securities or the value of the Certificates. In the case of a bankruptcy or insolvency of the
     Underlying Issuer or its affiliates, or any other default under securities or other obligations of the Underlying Issuer or its affiliates (including the Underlying Securities), the interests of the Certificateholders with respect to Underlying Securities held by the Trust may be in conflict with the interests of affiliates of Wachovia Securities or the Depositor that have entered into transactions with the Underlying Issuer or its affiliates.

     Each Certificateholder will be deemed to have acknowledged and agreed that the Underwriters and their respective affiliates may engage in any kind of business with, or have an investment in, the Underlying Issuer or its affiliates, and in this regard, may obtain or be in possession of non-public information regarding the Underlying Securities or related persons which may not be made available to Certificateholders.

10.  CERTIFICATES MAY NOT BE ACTIVELY TRADED. There may be little or no secondary market for the Class A-1 Certificates. Although the Class A-1
     Certificates are expected to be listed on the NYSE, it is not possible to predict whether the Class A-1 Certificates will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.

11.  MARKET VALUE OF UNDERLYING SECURITIES. The market value of the Underlying
     Securities, due to their maturity, will be sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the Underlying Issuer, changes to the interest rate on the Underlying Securities and other factors. Any decline in the market value of the Underlying Securities will correspondingly affect the market value of the Class A-1 Certificates, and a holder of the Class A-1
     Certificates will bear the risk of any such decline in market value.

     Wachovia Capital Markets, LLC will represent and warrant that its transfer of each Underlying Security to the Depositor is a sale. If Wachovia Capital
     Markets, LLC were to become a debtor in a bankruptcy case, and a party in interest (including Wachovia Capital Markets, LLC itself) were to take the position that the transfer of the Underlying Securities to the Depositor should be recharacterized as the grant of a security interest in such
     Underlying Securities to secure a borrowing of Wachovia Capital Markets,
     LLC, delays in payments on the

                                      S-11

     Certificates could result. If a court were to adopt such position, then delays or reductions in payments on the Certificates could result. The
     Depositor will represent and warrant that the transfer of each Underlying
     Security to the Trustee is a sale. If the Depositor were to become a debtor in a bankruptcy case, and a party in interest (including the Depositor itself) were to take the position that the transfer of the Underlying
     Securities to the Trustee should be recharacterized as the grant of a security interest in such Underlying Securities to secure a borrowing of the Depositor, delays in payments on the Certificates could result. If a court were to adopt such position, then delays or reductions in payments on the Certificates could result.

See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

                         FORMATION OF THE ISSUING ENTITY

     The issuing entity will be STRATS(SM) Trust for Boston Scientific
Corporation Securities, Series 2006-5 (the "Trust"), a New York common law trust, formed pursuant to a trust agreement, dated October [ ], 2006 and including the related series supplement (collectively, the "Trust Agreement")
dated October [ ], 2006 (the "Closing Date") between Synthetic Fixed-Income
Securities, Inc. (the "Depositor") and U.S. Bank Trust National Association, as
trustee (the "Trustee"). At the time of the execution and delivery of the Trust
Agreement, the Depositor will sell $[ ] of 6.25% Boston Scientific Corporation
Notes due 2035 (the "Underlying Securities") to the Trustee. The Trustee, on
behalf of the Trust, will purchase such Underlying Securities and will deliver the Certificates subject to the Call Warrants on the Underlying Securities (the
"Call Warrants") in accordance with the instructions of the Depositor. The property of the Trust will consist solely of (i) the Underlying Securities and
(ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date. The Trustee will hold the Underlying
Securities for the benefit of the holders of the Certificates (the
"Certificateholders"), subject to the rights of the Warrantholders.

     The Underlying Securities will be purchased by Wachovia Securities in the secondary market (and not from the Underlying Issuer), and then Wachovia
Securities will sell the Underlying Securities to the Depositor and the
Depositor will sell such Underlying Securities to the Trustee. The Underlying
Securities will not be acquired from the Underlying Issuer as part of any distribution by or in accordance with any agreement with the Underlying Issuer.
The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Wachovia
Securities or the Trustee.

     The fiscal year end for the Trust will be December 31, commencing with
December 31, 2006.

     The Trust has been established so as to minimize the risk that it would become insolvent or enter bankruptcy. Nevertheless, it may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the Trust were to become insolvent or were to enter bankruptcy, distributions on the Certificates could be delayed or reduced.

                                 USE OF PROCEEDS

     The net proceeds to be received by the Trust from the sale of the
Certificates and amounts paid at closing by the Warrantholders will be used to purchase the Underlying Securities.

                              THE UNDERLYING ISSUER

     This Prospectus Supplement does not provide information with respect to the
Underlying Issuer. No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer in connection with the issuance of the
Certificates. Neither Wachovia Securities nor the Depositor is an affiliate of the Underlying Issuer.

     The Underlying Securities represent the sole assets of the Trust that are available to make distributions in respect of the Certificates.

                                      S-12

     According to the Underlying Issuer's publicly available documents, the
Underlying Issuer is a Delaware corporation whose principal executive offices are located at One Boston Scientific Place, Natick, MA 01760-1537 and is an
operating company and holding company, which, together with its subsidiaries, develops, manufactures and markets medical devices. The Depositor is not an affiliate of the Underlying Issuer. The Underlying Issuer is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information (including financial information) with the SEC under its Exchange Act file number, 001-11083. The SEC maintains a database, known as "EDGAR" that can be accessed through the SEC's web site at http://www.sec.gov as well as through certain privately run internet services. For purposes of any electronic version of this Prospectus Supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

      The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.
Reports, proxy statements and other information filed by such issuer with the
SEC pursuant to the informational requirements of the Exchange Act may be accessed on the EDGAR database. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at
(800) SEC-0330 for further information on the operation of the SEC's public reference rooms. In addition, such reports and other information can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New
York, New York 10005.

     THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT UNDER THE HEADINGS
"THE UNDERLYING ISSUER," "DESCRIPTION OF THE UNDERLYING SECURITIES" AND
"APPENDIX A--DESCRIPTION OF THE UNDERLYING SECURITIES" IS QUALIFIED IN ITS
ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, (I) THE PROSPECTUS AND
PROSPECTUS SUPPLEMENT RELATING TO THE UNDERLYING SECURITIES DATED NOVEMBER 8,
2004 AND NOVEMBER 14, 2005, RESPECTIVELY (TOGETHER, THE "UNDERLYING SECURITIES
PROSPECTUS"), AND (II) THE UNDERLYING SECURITIES REGISTRATION STATEMENT OF WHICH
SUCH UNDERLYING SECURITIES PROSPECTUS IS A PART.

     ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT RELATING TO
THE UNDERLYING SECURITIES HAS BEEN DERIVED FROM THE UNDERLYING SECURITIES
PROSPECTUS AND UNDERLYING SECURITIES REGISTRATION STATEMENT. NONE OF THE
TRUSTEE, THE UNDERWRITERS OR THE DEPOSITOR HAS PARTICIPATED IN THE PREPARATION
OF THE UNDERLYING SECURITIES PROSPECTUS OR THE UNDERLYING SECURITIES
REGISTRATION STATEMENT, OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE
INFORMATION PROVIDED IN SUCH DOCUMENTS AND NO REPRESENTATION IS MADE BY THE
TRUSTEE, THE UNDERWRITERS OR THE DEPOSITOR AS TO THE ACCURACY OR COMPLETENESS OF
THE INFORMATION CONTAINED IN THE UNDERLYING SECURITIES PROSPECTUS OR THE
UNDERLYING SECURITIES REGISTRATION STATEMENT. EVENTS AFFECTING THE UNDERLYING
SECURITIES OR THE UNDERLYING ISSUER MAY HAVE OCCURRED AND MAY HAVE NOT YET BEEN
PUBLICLY DISCLOSED, WHICH COULD AFFECT THE ACCURACY OR COMPLETENESS OF THE
UNDERLYING SECURITIES PROSPECTUS, THE UNDERLYING SECURITIES REGISTRATION
STATEMENT OR THE OTHER PUBLICLY AVAILABLE DOCUMENTS DESCRIBED ABOVE.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     This Prospectus Supplement sets forth the relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities. This Prospectus Supplement relates only to the Certificates and does not relate to the Underlying Securities. All disclosure contained in this Prospectus Supplement with respect to the
Underlying Securities is derived from the Underlying Securities Prospectus. The
Underlying Issuer is subject to the information reporting requirements of the
Exchange Act. Although the Depositor has no reason to believe the information concerning the Underlying Securities or the Underlying Issuer, or each
Underlying Securities Prospectus related to the Underlying Securities and other publicly available information is not reliable, neither the Depositor nor any of the Underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided in such documents. Events affecting the Underlying Securities or the Underlying Issuer may have occurred and may have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

     No investigation of the Underlying Securities, the Underlying Issuer or the
Underlying Issuer was made by the Depositor in connection with this offering.
The Underlying Securities were selected for sale to the Trust by the Depositor based on its assessment of investor preferences, the payment characteristics of the Underlying Securities, and the price and availability of the Underlying
Securities in the secondary market.

                                      S-13

     As of October [ ], 2006, the Depositor estimates that the market price of the Underlying Securities was [ ]% of their principal amount plus accrued interest. This market price is based on one or more prices reported or available to the Depositor for actual sales occurring on October [ ], 2006. The foregoing market price of the Underlying Securities is not intended to indicate the market value of the Certificates and does not reflect the cost of the Call Warrants.

     On November 18, 2005, Boston Scientific Corporation (the "Underlying
Issuer") issued its 6.25% notes due 2035 in the principal amount of $350,000,000 in a public offering registered on Registration Statement No. 333-119412 (the
"Underlying Securities Registration Statement"), filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the
"Securities Act"). The Underlying Securities CUSIP is 101137AE7.

As of the Closing Date, the rate of interest payable on the Underlying
Securities will be 7.00% per annum. HOWEVER, THE INTEREST RATE PAYABLE ON THE
UNDERLYING SECURITIES IS SUBJECT TO REDUCTION AS FOLLOWS:

     o    If at any time the lowest of the three credit ratings assigned to the
          Underlying Securities (i) by Fitch is BBB; (ii) by Moody's is Baa2; or
          (iii) by S&P is BBB; then the interest rate payable per year on the
          Underlying Securities will be reset to 6.75% per annum.

     o    If at any time the lowest of the three credit ratings assigned to the
          Underlying Securities (i) by Fitch is BBB+; (ii) by Moody's is Baa1;
          or (iii) by S&P is BBB+; then the interest rate payable per year on the Underlying Securities will be reset to 6.50% per annum.

     o    If at any time the lowest of the three credit ratings assigned to the
          Underlying Securities (i) by Fitch is above BBB+; (ii) by Moody's is above Baa1; or (iii) by S&P is above BBB+; then the interest rate payable per year on the Underlying Securities will be permanently reset to 6.25% per annum.

     If the interest rate payable per year on the Underlying Securities is adjusted downward, it will not subsequently be increased, regardless of the then-current credit rating assigned to the Underlying Securities. Any decrease in the interest rate payable on the Underlying Securities resulting from an occurrence of a credit rating upgrade will take effect beginning on the first interest payment date immediately following the date of the rating change. For a description of the rate reduction feature on the Underlying Securities, see
Appendix A hereto.

     The Underlying Securities of the Trust will consist solely of $[ ]
aggregate principal amount of the Underlying Issuer's 6.25% notes due 2035 (the
"Underlying Securities"). Distributions of interest are required to be made on the Underlying Securities semi-annually on the 15th day of each May and
November, or if such day is not a Business Day on the next succeeding Business
Day. A single principal payment of $[ ] is payable on the maturity date of
November 15, 2035. The Underlying Securities are subject to redemption only under the limited circumstances as described in Appendix A to their Prospectus
Supplement.

     The Underlying Securities have been issued pursuant to an indenture dated as of November 18, 2004, as supplemented by a first supplemental indenture, dated as of April 21, 2006 and a second supplemental indenture dated as of April
21, 2006, each between the Underlying Issuer and J.P. Morgan Trust Company,
National Association, as trustee.

     The Underlying Securities will be purchased by the Wachovia Securities in the secondary market (and not from the Underlying Issuer), and then Wachovia
Securities will sell the Underlying Securities to the Depositor and the
Depositor will sell such Underlying Securities to the Trustee. The Underlying
Securities will not be acquired from the Underlying Issuer as part of any distribution by or in accordance with any agreement with the Underlying Issuer.
The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Wachovia
Securities or the Trustee.

     In addition, each of the Underlying Securities will be subject to the Call
Warrants described in this Prospectus Supplement under "Description of the Call
Warrants and Warrantholders". The Underlying Securities constitute senior unsecured indebtedness and rank pari passu with all senior unsecured indebtedness of the Underlying Issuer. The Underlying Securities indenture does not limit the aggregate amount of securities that may be issued thereunder, and securities may be issued thereunder from time to time in one or more separate series up to the aggregate

                                      S-14

principal amount from time to time authorized by the Underlying Issuer for each series. As of October [ ], 2006, 2006, the Underlying Securities were rated
"BBB" by Fitch "Baa3" by Moody's and "BBB+" by S&P, and, based on publicly available information, the Underlying Issuer was not in default in the payment of any installments of principal, interest or premium (if any) with respect to the Underlying Securities. Any such rating of such Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Securities or the
Certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future. See "Rating" in this Prospectus Supplement and "Risk Factors--Risk of the Rating of the
Certificates being Downgraded or Withdrawn" in the accompanying Prospectus regarding certain considerations applicable to the rating of the Certificates.

     FOR A SUMMARY OF THE MATERIAL TERMS OF THE UNDERLYING SECURITIES, SEE
APPENDIX A TO THEIR PROSPECTUS SUPPLEMENT COMPRISING A PART OF THE UNDERLYING
SECURITIES PROSPECTUS.

     The Trust will have no other significant assets other than the Underlying
Securities from which to make distributions of amounts due in respect of the
Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust's receipt of payments on the foregoing Underlying Securities from the Underlying
Issuer. Prospective purchasers of the Certificates should consider carefully the financial condition of the Underlying Issuer and its ability to make payments in respect of the Underlying Securities. This Prospectus Supplement relates only to the Certificates being offered by this Prospectus Supplement and does not relate to the Underlying Securities.

                   THE UNDERWRITERS AND THE UNDERLYING ISSUER

     From time to time, Wachovia Capital Markets, LLC (herein referred to by its trade name "Wachovia Securities") or RBC Dain Raucher Inc. (collectively with
Wachovia Securities, the "Underwriters") may be engaged by the Underlying Issuer as underwriters or placement agents, in an advisory capacity or in other business arrangements. In addition, the Underwriters or an affiliate of the
Depositor may make a market in other outstanding securities of the Underlying
Issuer. See "Risk Factors--Conflicts of Interest" in this Prospectus Supplement.

                                  THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on April 12, 2001, as a wholly owned, limited purpose subsidiary of Wachovia Corporation. The business activities of the Depositor are limited by its Certificate of
Incorporation to the acquiring, owning, holding, selling transferring, assigning or otherwise dealing with or in certain debt or asset backed securities, issuing, offering and selling Certificates or notes that represent interests in or are secured by such debt or asset backed securities, and generally any activities that are incidental to the foregoing. The principal office of the
Depositor is located at One Wachovia Center, 301 South College Street, DC 8
Charlotte, NC 28288, Attention: Structured Notes Desk.

     In its securitization program, the Depositor acquires fixed income securities from time to time and transfers them to trusts that it forms which in turn issue securities, such as the Certificates, backed by the transferred fixed income securities and also backed by or subject to any other assets arranged for by the Depositor. The Depositor sells the securities issued through these securitizations in both public offerings and private placements. In each such offering, Wachovia Securities, the Depositor's affiliate, has been the managing or sole underwriter or, in the case of the private placements, the initial purchaser of the securities. The Depositor regularly evaluates market conditions and publicly tradable fixed income securities to identify opportunities to engage in transactions of this type. The Depositor has been securitizing fixed income securities in this manner since 2003. Through September 30, 2006, the
Depositor has completed 28 public securitizations, one in 2003, 16 in 2004, 6 in
2005 and 4 in 2006. The aggregate principal amount of securities issued in these securitizations is approximately $748 million.

     The Depositor will have no obligations with respect to the Certificates following their issuance, except to the limited extent set forth in the Trust
Agreement. The Depositor's obligations under the Trust Agreement following the issuance of the Certificates will be limited to (i) acting as set forth in this
Prospectus Supplement under "Description of the Class A-1 Certificates--Action
Upon Underlying Issuer Failing to Report Under the Exchange Act" in the event of an SEC Reporting Failure, (ii) directing the Trustee in the manner of any early liquidation of the Trust, (iii) providing notice to the Trustee in the event DTC is no longer willing or able to act as Clearing Agency

                                      S-15

with respect to the Certificates, (iv) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust, (v) providing for the payment of the fees of the Trustee and providing indemnification to the Trustee for certain liabilities and expenses and (vi) appointing a replacement trustee in the event of the Trustee's resignation or removal.

               DESCRIPTION OF THE CALL WARRANTS AND WARRANTHOLDERS

     Concurrently with the execution of the Trust Agreement and the delivery of the Class A-1 Certificates, the Trustee, on behalf of the Trust, will execute a
"Warrant Agent Agreement", initially evidencing call options with respect to the
Underlying Securities (the "Call Warrants"). The Trustee will perform the
Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms. The Trust will hold the Underlying
Securities subject to the Call Warrants.

     On the Closing Date, the Warrantholder will be required to make an upfront payment to the Trust as consideration for the Call Warrants. Such upfront payment will be used to help purchase the Underlying Securities.

     Each Call Warrant may be exercised by the relevant Warrantholder in whole or in part on any Warrant Exercise Date. Upon exercise of a Call Warrant, the
Warrantholder will be entitled to delivery of the Called Underlying Securities except that if such call notice is in connection with a tender offer and the called Underlying Securities cannot be delivered to the relevant Warrantholder due to time constraints or other restrictions relating to such tender, the
Warrant Agent will instruct the Trustee to distribute to the exercising
Warrantholder the excess of the tender offer proceeds over the Call Price pursuant to the Trust Agreement. The "Called Underlying Securities" will be
Underlying Securities having a principal amount equal to $500,000 per exercised
Call Warrant, and in increments of $1,000 in excess of $500,000.

     "Warrant Exercise Date" means any Business Day on or after May 15, 2011 and any Business Day during any earlier period during which (i) an Event of Default with respect to the Underlying Securities has occurred and is continuing, (ii) a tender offer for the Underlying Securities has occurred, (iii) any redemption or other unscheduled payment on the Underlying Securities has been announced and the distribution to securityholders of the redemption price or other payment has not yet occurred or (iv) an SEC Reporting Failure has occurred and is continuing, in each case as set forth in the notice from the Warrantholder to the Trustee.

     The Trustee will notify the Certificateholders and the rating agencies upon receipt of any notice, pursuant to the provisions of the Call Warrants, of a
Warrantholder's intent to exercise its Call Warrants. Such notice from the
Trustee will state (i) the Warrant Exercise Date, (ii) that such exercise of the
Call Warrant is conditional upon receipt by the Trustee of the Warrant Exercise
Purchase Price with respect to such exercise and (iii) that there will be selected for redemption (in the case of the Class A-1 Certificates, by lot, or in the event redemption by lot is not practicable, by pro rata reduction and, in the case of the Class A-2 Certificates, in the manner provided in the Trust
Agreement) a certificate principal balance of Class A-1 Certificates and a notional amount of Class A-2 Certificates equal to 100% of the principal amount of Underlying Securities to be purchased and that such redemption of the
Certificates will occur on the Warrant Exercise Date at a price equal (x) with respect to the Class A-1 Certificates, to 100% of the certificate principal balance of the Class A-1 Certificates to be redeemed ($25 per each Class A-1
Certificate that is redeemed in full and has not previously received distributions in respect of principal) plus accrued and unpaid interest to the date of redemption and (y) with respect to the Class A-2 Certificates, to accrued and unpaid interest on the notional amount of the Class A-2 Certificates to be redeemed to the date of redemption, plus the Make Whole Amount. A holder of a Call Warrant may rescind its notice given pursuant to the terms of the Call
Warrant and any rescission of such notice or failure to pay the Warrant Exercise
Purchase Price pursuant to a rescinded notice will not adversely affect the right of a Warrantholder to deliver a notice thereafter; provided, that a call notice delivered in connection with a tender offer may not be rescinded after such time as the Trustee has tendered the Underlying Securities for payment. The
Trustee will promptly notify Certificateholders of any rescission of such a notice and that the redemption of Certificates in connection with such exercise is also rescinded.

     Upon receipt of the Warrant Exercise Purchase Price and the Call Warrants
being exercised, the Trustee will deposit the amount of the Warrant Exercise
Purchase Price in the certificate account on or before the related Warrant
Exercise Date and pay to the Certificateholders the amount described in clause
(iii) of the immediately preceding paragraph. The Certificates to be redeemed will be selected, in the case of the Class A-1 Certificates, by the Trustee

                                      S-16

or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate certificate principal balance of Class A-1
Certificates to be redeemed, and in the case of the Class A-2 Certificates, in the manner provided in the Trust Agreement, and all Certificates so selected, in the case of the Class A-1 Certificates, by the Trustee or DTC by lot, or in the
event redemption by lot is not practicable, by pro rata reduction of the aggregate certificate principal balance of Class A-1 Certificates to be redeemed, and in the case of the Class A-2 Certificates, in the manner provided in the Trust Agreement, and all Certificates so selected will be paid for on the
Warrant Exercise Date.

     "Warrant Exercise Purchase Price" means an amount paid by the Warrantholder on each Warrant Exercise Date equal to 100% of the principal amount of the
Called Underlying Securities being purchased, in each case, plus accrued and unpaid interest to and including the Warrant Exercise Date plus the Make Whole
Amount.

     "Make Whole Amount" means, for any Distribution Date, the sum of the present values of any unpaid interest to become due on the Class A-2
Certificates (or on the portion thereof represented by any partial reduction of the notional amount), discounted on a semiannual basis, using a discount rate of
7.00%, assuming a 360-day year of twelve 30-day months, and assuming that interest payments on the Underlying Securities were paid when due and that the related Underlying Securities were not redeemed, prepaid or liquidated prior to the maturity date.

     All distributions to Certificateholders will be subject to exercise of Call
Warrants and payment of the applicable portion of the related Warrant Exercise
Purchase Price in lieu of such distribution in the event the related
Distribution Date is also a Warrant Exercise Date.

     In addition, the Call Warrants will become immediately exercisable upon the occurrence of an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after May 15, 2011) and, if the Call Warrants are in the money, as defined below, they will be deemed to be exercised without further action by the Warrantholders and will be cash settled concurrently with the distribution to Certificateholders. Notwithstanding the foregoing, if at any time an SEC
Reporting Failure occurs and is continuing, Warrantholders will have the right to exercise the Call Warrants so long as the Call Warrants are exercised prior to the liquidation or distribution of the Underlying Securities. The distribution will be allocated to each Class of Certificates according to the
Allocation Ratio and will be made to the Certificateholders of each Class on a pro rata basis according to the outstanding certificate principal balance for the Class A-1 Certificates held, provided that the Class A-1 Certificateholders will not receive more than $25 per Certificate plus accrued interest thereon to the date of redemption and the Class A-2 Certificateholders will not receive more than accrued interest thereon to the date of redemption plus the Make Whole
Amount with respect to the notional amounts of their Certificates. Any liquidation proceeds or Underlying Securities in excess of the amounts distributed to the Certificateholders pursuant to the preceding sentence will be distributed to the Warrantholders on a pro rata basis according to the number of
Call Warrants held.

     If an SEC Reporting Failure occurs, the Trustee will solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third
(3rd) Business Day after such sale from three leading dealers in the relevant market and the Warrantholders, and may solicit additional bids from such other parties as the Depositor deems appropriate. For purposes hereof, the Call
Warrants will be deemed to be "in the money" if the highest firm bid received with respect to all Underlying Securities held by the Trust exceeds the Warrant
Exercise Purchase Price for such Underlying Securities, and cash settlement will be made in an amount equal to such excess (but only if the Underlying Securities are actually sold at a price equal to the amount of such bid). The Trustee will not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying
Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee will request new bids from such leading dealers.

     If the Trustee receives notice of a tender offer for some or all of the
Underlying Securities, the Trustee will within one Business Day notify the
Warrant Agent and forward to the Warrant Agent copies of all materials received by the Trustee in connection therewith. Upon receipt of notice of a tender offer by a Warrantholder and up until five Business Days prior to the expiration of the tender offer acceptance period, each Call Warrant will become exercisable and the Warrantholder will have the right to issue a call notice (as defined in the Call Warrant) notifying the Trustee that such Warrantholder desires to exercise all or a portion of its Call Warrants.

     The Warrant Exercise Date for any exercise of Call Warrants in connection with a tender offer will be deemed to be the Business Day on which such
Underlying Securities are accepted for payment and paid for.

                                      S-17

     The Warrant Exercise Price will be deducted from the tender offer proceeds and paid to Certificateholders as provided in this Prospectus Supplement, and the excess of the tender offer proceeds over the Warrant Exercise Price will be paid to the exercising Warrantholders pro rata in respect to their proportionate exercises of Call Warrants or, if the Warrant Exercise Price exceeds the tender offer proceeds, the amount of such excess will be paid by the exercising
Warrantholders pro rata in respect to their proportionate exercises of Call
Warrants.

     If fewer than all tendered Underlying Securities are accepted for payment and paid for, (i) the amount of Call Warrants exercised will be reduced to an amount that corresponds to a number of the Underlying Securities accepted for payment and paid for (without regard to any restrictions on the amount to be exercised, so long as such restrictions would have been satisfied had all tendered Underlying Securities been accepted for payment and paid for); (ii)
each Warrantholder's exercise will be reduced by its share (proportionate to the amount specified in its exercise notice) of the amount of Underlying Securities not accepted for payment and paid for; (iii) the Warrant Exercise Price will be determined after giving effect to the reduction specified in clause (ii); (iv)
the Call Warrants that relate to the reduction specified in clause (ii) will remain outstanding; and (v) the excess of the tender offer proceeds over the
Warrant Exercise Price will be allocated in proportion to the amount of Call
Warrants deemed exercised as set forth in clause (i) above or, if the Warrant
Exercise Price exceeds the tender offer proceeds the amount of such excess will be paid by the exercising Warrantholders pro rata in respect to their proportionate exercises of Call Warrants.

     If the tender offer is terminated by the Underlying Issuer or an affiliate thereof without consummation thereof or if all tenders by the Trust of
Underlying Securities are otherwise rejected, then (i) the call notices will be of no further force and effect, and (ii) any Call Warrants relating to such call notices will not be exercised and will remain outstanding.

     Prior to the exercise of a Call Warrant, the holder of such Call Warrant will not be entitled to any of the rights of a holder of the Underlying
Securities, including, without limitation, the right to receive the payment of any amount on or in respect of the Underlying Securities or to enforce any of the covenants of the Trust Agreement.

     Notwithstanding anything to the contrary in the Trust Agreement, the
Trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Securities
(including, without limitation, any demand to accelerate the Underlying
Securities) or (ii) which would result in the exchange or substitution of any
Underlying Security whether or not pursuant to a plan for the refunding or refinancing or such Underlying Security, except in each case with the unanimous consent of the Warrantholders, and subject to the requirement that such vote would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purpose, and, in any event, that the
Trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an opinion of counsel; provided, however, that the foregoing will not apply to any tender of Underlying
Securities pursuant to a tender offer at the direction of a Warrantholder in accordance with the terms of the Call Warrants.

     A notice by the holder of the Call Warrant does not impose any obligations on the holder of such Call Warrant in any way to pay any Warrant Exercise
Purchase Price. If on the Warrant Exercise Date the holder of the Call Warrant being exercised has not paid the Warrant Exercise Purchase Price, then such notice will automatically expire and none of the holder of such Call Warrant, the Trustee or any other person will have any obligations with respect to such notice by the holder of such Call Warrant. The expiration of a notice by the holder of a Call Warrant will in no way affect the right of holder of such Call
Warrant to subsequently deliver a notice which satisfies the terms of the Trust
Agreement.

     If Underlying Securities are redeemed in part by the Underlying Issuer and the Warrantholders do not exercise their call rights in connection with such partial redemption, then the number of Call Warrants held by each Warrantholder will be reduced proportionately so that the aggregate amount of Underlying
Securities callable by Call Warrants will equal the amount of Underlying
Securities held by the Trust after giving effect to such partial redemption.

     It is anticipated that there will only be a single Warrantholder. As of the
Closing Date, the Warrantholder is anticipated to be Wachovia Capital Markets,
LLC or its affiliate. There can be no assurance that Wachovia Capital Markets,
LLC will hold the Call Warrants for any period of time and, in fact, Wachovia
Capital Markets, LLC has

                                      S-18

informed the Depositor that Wachovia Capital Markets, LLC intends to market the
Call Warrants for sale after the Closing Date. The Call Warrants may not be transferred except to a transferee whom the transferor of the Call Warrants reasonably believes is (i) a "Qualified Institutional Buyer" (as defined in Rule
144A under the Securities Act) and (ii) acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (i)
above as to which the transferee exercises sole investment discretion.

     The right to exercise a Call Warrant will expire on the earliest to occur of (a) the cancellation thereof, (b) the termination of the Trust Agreement, or
(c) the liquidation, disposition or payment in full (whether by maturity, redemption or otherwise) of all of the Underlying Securities.

                    DESCRIPTION OF THE CLASS A-1 CERTIFICATES

GENERAL

     The Class A-1 Certificates have in the aggregate an initial Certificate
Principal Balance of $[ ] (approximate) and an initial Pass-Through Rate of
[ ]%. THE PASS-THROUGH RATE PAYABLE ON THE CLASS A-1 CERTIFICATES IS SUBJECT TO
REDUCTION IF AND TO THE EXTENT THE INTEREST RATE PAYABLE ON THE UNDERLYING
SECURITIES IS REDUCED AS DESCRIBED BELOW. The Class A-2 Certificates, which are not being offered by this Prospectus Supplement, will be transferred by the
Depositor to a third party on the Closing Date.

     The Certificates will be issued pursuant to the terms of the Trust
Agreement. The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus describes material terms of the Class A-1 Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates and the
Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

     The Class A-1 Certificates will be denominated and distributions with respect to the Class A-1 Certificates will be payable in U.S. dollars, which will be the "Specified Currency" as such term is defined in the accompanying
Prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i)
the Underlying Securities, and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date. The property of the Trust will be held for the benefit of the holders of the Certificates by the
Trustee, subject to the rights of the holders of the Call Warrants.

     The Certificates will consist of two Classes of Certificates, designated as
Class A-1 and Class A-2 Certificates. The Certificates will be denominated and distributions with respect to the Certificates will be payable in U.S. dollars.
The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust, subject to the rights of the Call Warrants. The Class A-1
Certificates have in the aggregate an initial Certificate principal balance of
$[ ] (approximate) and will bear interest at the Pass Through Rate. As of the
Closing Date, the "Pass-Through Rate" will be a rate per annum equal to [ ]%.
HOWEVER, IF AFTER THE CLOSING DATE THE INTEREST RATE PAYABLE ON THE UNDERLYING
SECURITIES IS REDUCED FOLLOWING AN INCREASE IN THE CREDIT RATING OF THE
UNDERLYING SECURITIES AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, THEN ON THE
DATE SUCH INTEREST RATE IS REDUCED THE PASS-THROUGH RATE ON THE CLASS A-1
CERTIFICATES ALSO WILL BE REDUCED BY THE SAME PERCENTAGE AS THE INTEREST RATE
PAYABLE ON THE UNDERLYING SECURITIES. For example:

     o    If at any time the lowest of the three credit ratings assigned to the
          Underlying Securities (i) by Fitch is BBB; (ii) by Moody's is Baa2; or
          (iii) by S&P is BBB; then the Pass-Through Rate will be reset to
          [ ]%.

     o    If at any time the lowest of the three credit ratings assigned to the
          Underlying Securities (i) by Fitch is BBB+; (ii) by Moody's is Baa1;
          or (iii) by S&P is BBB+; then the Pass-Through Rate will be reset to
          [ ]%.

     o    If at any time the lowest of the three credit ratings assigned to the
          Underlying Securities (i) by Fitch is above BBB+; (ii) by Moody's is above Baa1; or (iii) by S&P is above BBB+; then the Pass-Through Rate will be reset to [ ]%.

                                      S-19

     If the Pass-Through Rate is adjusted downward, it will not subsequently be increased, regardless of the then-current credit rating assigned to the
Underlying Securities. Any decrease in the Pass-Through Rate resulting from an occurrence of a credit rating upgrade on the Underlying Securities will take effect beginning on the first Distribution Date immediately following the date of the rating change.

     The Pass-Through Rate will not be reduced below [ ]% per annum. For a description of the rate reduction feature on the Underlying Securities, see
Appendix A hereto. The Class A-2 Certificates have in the aggregate an initial notional amount of $[ ] (approximate) and a [ ]% interest rate. The Class A-2
Certificates, which are not being offered by this Prospectus Supplement, and it is anticipated that they will be transferred by the Depositor to a third party on the Closing Date.

     All distributions to Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call
Warrants) as described herein. The Certificates do not represent an interest in or obligation of the Depositor, the Underlying Issuer, the Trustee, the
Underwriters, or any affiliate of any thereof.

     The Class A-1 Certificates will be delivered in registered form. The Class
A-1 Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in
denominations of $25. The Class A-1 Certificates will each initially be represented by one or more global Certificates registered in the name of the nominee of DTC, together with any successor clearing agency selected by the
Depositor (the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of any such
Certificate will be entitled to receive a Certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive Class A-1 Certificates are issued under the limited circumstances described below, all references to actions by Class A-1
Certificateholders with respect to any such Class A-1 Certificates will refer to actions taken by DTC upon instructions from its Participants. See "--Definitive
Certificates" below and "Description of the Certificates--Global Securities" in
the Prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Class A-1
Certificateholder under the Trust Agreement only at the direction of one or more
Participants to whose DTC account such Class A-1 Certificates are credited.
Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of participants whose holdings of such Class
A-1 Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Class A-1 Certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Class A-1 Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the
Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Class A-1 Certificates and the Depositor is unable to locate a qualified successor or (ii) to the extent permitted by law, the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all participants of the availability through DTC of definitive Class A-1 Certificates. Upon surrender by
DTC of the definitive Class A-1 Certificates representing the Class A-1
Certificates and receipt of instructions for re-registration, the Trustee will reissue such Class A-1 Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the Class A-1
Certificates. Thereafter the Trustee will recognize the holders of the definitive Certificates as Class A-1 Certificateholders under the Trust
Agreement.

DISTRIBUTIONS

     Each Class A-1 Certificate evidences the right to receive (i) semi-annual distributions of interest on the 15th day of May and November, commencing May
15, 2007, or, if any such day is not a Business Day, the next succeeding
Business Day (each, a "Distribution Date") at a rate equal to the Pass-Through
Rate on their outstanding principal balance and (ii) a distribution of principal equal to $25 per Class A-1 Certificate on November 15, 2035, or upon earlier redemption of the Underlying Securities or redemption of the Class A-1
Certificates in the event the Call

                                      S-20

Warrants are exercised. See "--Redemption of the Class A-1 Certificates Upon
Exercise of a Call Warrant" below. Interest will begin to accrue on the Class
A-1 Certificates on the Closing Date.

     If a distribution is scheduled to be made on any day which is not a
Business Day, then such distribution will be made on the next succeeding
Business Day. With respect to any Distribution Date, the record date is the day immediately prior to such Distribution Date. For purposes of the foregoing,
"Business Day" means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

     All distributions to Certificateholders will be made only from available funds, which are funds that are available on any Distribution Date from the property of the Trust (including any proceeds received under the Call Warrants)
as described herein. Available funds on any Distribution Date will be net of expenses described under "Description of the Class A-1 Certificates--Fees and
Expenses" in this Prospectus Supplement and after payment of expenses of the
Trustee and its respective agents up to the Allowable Expense Amount. The
"Allowable Expense Amount" with respect to extraordinary trust expenses for the
Trust will be such expenses which in the aggregate exceed $20,000 but are less than the maximum reimbursable amount of $100,000.

     The Class A-2 Certificates, which are not offered by this Prospectus
Supplement, are interest only Certificates. The Class A-2 Certificates evidence the right to receive semi-annual distributions of interest on each Distribution
Date at a rate of [ ]% per annum calculated on their outstanding notional amount
(which will be equal to the outstanding principal balance of the Underlying
Securities) plus a share of any redemption premiums that may be received on the
Underlying Securities and certain premiums required to be paid by the
Warrantholders in the event of any exercise of the Call Warrants.

     The Class A-1 and Class A-2 Certificates rank equal in priority to payments of interest on the Underlying Securities. Therefore, in the event that interest distributions on the Underlying Securities are insufficient to pay accrued interest on the Class A-1 Certificates and the Class A-2 Certificates, the
holders of the Class A-1 Certificates and the holders of the Class A-2
Certificates will share in such distributions and in any resulting shortfalls on a pro rata basis in proportion to their entitlements to interest or, in the circumstances described below, based on their Allocation Ratios.

     If the Underlying Securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Event of Default on the Underlying
Securities or an SEC Reporting Failure (and an "in-kind" distribution is not made), the Trust's available funds will be allocated to the holders of the Class
A-1 Certificates and the holders of the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation.

     On any Distribution Date, the "Class A-1 Allocation" means the sum of the present values of any unpaid interest and principal due or to become due on the
Class A-1 Certificates, discounted on a semi-annual basis, using a discount rate of [ ]% assuming a 360-day year consisting of twelve months, and assuming that interest and principal payments on the Underlying Securities were paid when due and that the related Underlying Securities were not redeemed, prepaid or liquidated prior to the Underlying Securities Scheduled Maturity Date. On any
Distribution Date, the "Class A-2 Allocation" means the sum of the present values of any unpaid interest due or to become due on the Class A-2
Certificates, using a discount rate of 7.00% assuming a 360-day year consisting of twelve months, and assuming that interest payments on the Underlying
Securities were paid when due and that the related Underlying Securities were not redeemed, prepaid or liquidated prior to the Underlying Securities Scheduled
Maturity Date.

REDEMPTION OF THE CLASS A-1 CERTIFICATES UPON EXERCISE OF A CALL WARRANT

     The Class A-1 Certificates will be subject to redemption in connection with the exercise of a Call Warrant. See "Description of the Call Warrants and
Warrantholders" in this Prospectus Supplement.

FEES AND EXPENSES

     As described under "--Distributions," above, funds collected on the
Underlying Securities that are available for distribution to Certificateholders will be net of the Trustee fee, NYSE listing fee and any expenses paid as part of the

                                      S-21

Allowable Expense Amount. On each Distribution Date, the Trustee will be entitled to its fees and expenses prior to the Certificateholders receiving any distributions. In addition, the Trust is also expected to have ongoing expenses of $5,000 per year for listing fees, which expenses will be paid from Trust property prior to Certificateholders receiving their distributions. The following table identifies the amount or method of determination for each fee or expense that will be paid on each Distribution Date from collections on the
Underlying Securities:

     Fee or Expense       General Purpose      Party Receiving Fee        Source of Funds       Amount
-----------------------  -----------------   -----------------------    -------------------   -----------

TRUSTEE FEE               TRUSTEE            TRUSTEE                     TRUST PROPERTY      $2,000 PER
                          COMPENSATION                                                       DISTRIBUTION DATE

LISTING FEE               NYSE               NYSE                       TRUST PROPERTY       $2,500 PER
                          COMPENSATION                                                       DISTRIBUTION DATE

RECOVERY ON UNDERLYING SECURITIES FOLLOWING PAYMENT DEFAULT OR ACCELERATION

     If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to DTC or, for any Class A-1 Certificates which are not then held by
DTC or any other depository, directly to the registered holders thereof. Such notice will set forth (i) the identity of the issuer of the Underlying
Securities, (ii) the date and nature of such Payment Default or Acceleration,
(iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

     In the event of a Payment Default, the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the
Underlying Securities or otherwise to protect the interests of the
Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the
Underlying Securities, the Trustee will distribute the proceeds to the
Certificateholders no later than two Business Days after the receipt of immediately available funds in the manner described under "--Distributions"
above.

     A "Payment Default" means a default in the payment of any amount due on the
Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities). An "Acceleration"
means the acceleration of the maturity of the Underlying Securities after the occurrence of any default on the Underlying Securities other than a Payment
Default.

     In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Underlying
Securities (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of the Certificates pro rata based on the ratio of the Class A-1
Allocation to the Class A-2 Allocation (after deducting the costs incurred in connection therewith). Property other than cash will be liquidated by the
Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Class A-1
Certificateholders. In-kind distribution of Underlying Securities to Class A-1
Certificateholders will be deemed to reduce the principal amount of Class A-1
Certificates on a proportionate basis. Following such in-kind distribution, all
Class A-1 Certificates will be cancelled.

     Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer. The Underlying Issuer is subject to laws regarding bankruptcy, liquidation, moratorium, reorganization or other insolvency proceedings which, in the event of financial difficulties of the
Underlying Issuer, could result in delays in payment, partial payment or non-payment of the Class A-1 Certificates.

                                      S-22

ACTION UPON UNDERLYING ISSUER FAILING TO REPORT UNDER THE EXCHANGE ACT

     If (1) the Underlying Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities
Exchange Act of 1934 or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the Depositor determines after consultation with Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed (an "SEC Reporting Failure"), then the Depositor will promptly notify the Trustee, each Rating Agency and to the extent permitted by applicable law, the Warrantholders of such SEC Reporting Failure and the Trustee will liquidate or distribute in kind, as directed by the Depositor, any remaining
Underlying Securities and the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding and unpaid, pro rata between each Class of Certificates based upon the ratio of the Class
A-1 Allocation to the Class A-2 Allocation. Any such liquidation of the
Underlying Securities would result in a final distribution to Certificateholders of the net proceeds of such liquidation. Any such "in-kind" distribution of the
Underlying Securities will also constitute the final distribution to the electing Certificateholder. See "--Distributions" above.

     In the event an SEC Reporting Failure occurs, the Trustee will liquidate or distribute the Underlying Securities only if, as instructed by the Depositor, it is required to do so by the rules of the Commission as interpreted by the
Commission staff at that time. In that regard, in the event of an SEC Reporting
Failure, the Depositor may attempt to effect a termination of the Trust's
Exchange Act reporting obligations if doing so would permit the Trust to continue under such rules without a liquidation or distribution of the
Underlying Securities. In connection with any such termination, the listing of the Certificates on the NYSE would be discontinued.

LISTING ON THE NEW YORK STOCK EXCHANGE

Application has been made to list the Class A-1 Certificates on the New York
Stock Exchange (the "NYSE"). Trading of the Class A-1 Certificates on the NYSE
is expected to commence within a 30-day period after the initial delivery thereof. It is unlikely that trading of the Class A-1 Certificates on the NYSE will be active. There can be no assurance that the Class A-1 Certificates, once listed, will continue to be eligible for trading on the NYSE. In the event of an
SEC Reporting Failure, the listing of the Certificates on the NYSE may be discontinued. See "--Action Upon Underlying Issuer Failing to Report Under the
Exchange Act" above.

WARRANTHOLDER OPTIONAL EXCHANGE

If a Warrantholder is the beneficial owner of Class A-1 Certificates and Class
A-2 Certificates, it will have a limited right to exchange an equal proportionate amount of the certificates of each class for a pro rata portion of the Underlying Securities. The exercise of this exchange right by a
Warrantholder will be subject to the terms and limitations set forth in the prospectus under "Description of the Certificates--Optional Exchange" including but not limited to the following: (1) the minimum principal balance of each class of certificates that may be the subject of any exchange will be $250,000;
(2) any exchange must occur on a Distribution Sate and no more than one exchange may occur during any calendar quarter; and (3) the trustee must be provided with at least 30 days prior notice of the exchange.

REPORTS TO CERTIFICATEHOLDERS

     For so long as the Depositor is subject to the reporting requirements of the Exchange Act, the Depositor will file distribution reports on Form 10-D on behalf of the Trust following each Distribution Date, will file an annual report on Form 10-K on behalf of the Trust, and may file additional public reports in relation to the Trust from time to time. The name of the Trust for purposes of obtaining reports on the EDGAR system is STRATS(SM) Trust for Boston Scientific
Corporation Securities, Series 2006-5, and the CIK number of the Trust is [ ].
The public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549.
The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at
(http://www.sec.gov). For purposes of any electronic version of this Prospectus
Supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. Reports on the Trust will not be separately made available by the Depositor through any other web site. However, as discussed in
"Description of the Trust

                                      S-23

Agreement--The Trustee" in this Prospectus Supplement, the Trustee will make each distribution date statement available to Certificateholders.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to this registration statement. A Current Report on
Form 8-K relating to the Class A-1 Certificates containing a copy of the supplement to the Trust Agreement as executed will be filed by the Depositor with the SEC following the issuance and sale of the Class A-1 Certificates. The assets of the Trust will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the
Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement.
Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this Prospectus Supplement.

THE TRUSTEE

  U.S. Bank General. U.S. Bank Trust National Association ("U.S. Bank Trust")
will act as trustee, paying agent and registrar under the Trust Agreement. U.S.
Bank Trust is a national banking association and a wholly-owned subsidiary of
U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $213 billion as of June
30, 2006. As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions. The Trustee will hold custody of the Underlying Securities for the benefit of the
Certificateholders and will collect payments made on the Underlying Securities and distribute these amounts as described under "Description of the Class A-1
Certificates--Distributions" in this Prospectus Supplement.

     Corporate Trust General. U.S. Bank Trust (together with its affiliate U.S.
Bank National Association hereafter referred to as "U.S. Bank") has one of the largest corporate trust businesses in the country with offices in 45 U.S.
cities. The Trust Agreement will be administered from U.S. Bank's corporate trust office located at 100 Wall Street, New York, New York or at such other address as the trustee may designate from time to time.

     U.S. Bank has provided corporate trust services since 1924. As of September
29, 2006, U.S. Bank was acting as trustee with respect to over 59,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On
September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

     On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

     Trustee, Registrar, Paying Agent-Asset Specific. As of September 30, 2006,
U.S. Bank was acting as trustee, registrar and paying agent on 170 issuances of re-securitization transactions involving assets similar to the Underlying
Securities of the transaction with an outstanding principal and notional balances and par and maturity values aggregating in excess of $13.5 billion.
These figures do not include the transactions successored from Wachovia or
SunTrust. Such information should be available by fourth quarter 2006.

                                      S-24

     On the closing date, the Depositor will provide U.S. Bank with certain information relating to the Underlying Issuer and the Underlying Securities.
Based on this information, the Trustee will calculate the amount of interest to be paid to the Certificates on each distribution date. In addition, the Trustee will perform distribution calculations, remit distribution on the distribution dates to the Certificateholders and prepare monthly statements to
Certificateholders detailing the payments received and the activity on the
Underlying Securities during the relevant collection period. The Trustee shall make each distribution date statement available to the Certificateholders via the Trustee's internet website at http://www.usbank.com/abs. For purposes of any electronic version of this Prospectus Supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. Certificateholders with questions may direct them to
Trustee's bondholder services group at (800) 934-6802. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Depositor at closing, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the
Depositor.

     The information set forth in the preceding seven paragraphs was prepared solely by the Trustee without any input from the Depositor.

     The Trustee may at any time resign and be discharged from the Trust by giving written notice to the Depositor, the rating agencies and the
Certificateholders, subject to an eligible successor trustee being appointed by the Depositor and accepting its appointment. If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that acting trustee or the Depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Class
A-1 Certificates or the administration of the Trust or the performance of the
Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust
Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

     There are no events of default under the Trust Agreement.

VOTING RIGHTS

     At all times, 100% of the voting rights with respect to the Trust ("Voting
Rights") will be allocated among the Class A-1 and Class A-2 Certificates based on the ratio of the Class A-1 Allocation to the Class A-2 Allocation, and the
Voting Rights allocable to the Class A-1 Certificates will be further allocated to all holders of the Class A-1 Certificates in proportion to the then outstanding principal amount of their respective Class A-1 Certificates. The
Required Percentage for modifying or amending the Trust Agreement is 66 2/3% of the aggregate Voting Rights; provided, however, that, if written confirmation is not obtained from the Rating Agencies that such modification or amendment will not result in a reduction or withdrawal of the then current rating of the Class
A-1 Certificates, then any such modification or amendment must be approved by all Certificateholders.

VOTING OF UNDERLYING SECURITIES

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement and the
Call Warrants. In the event that the Trustee receives a request from DTC or the
Underlying Issuer for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee will mail a notice of such proposed amendment, modification, waiver or

                                      S-25

solicitation to each Certificateholder of record as of such date. The Trustee will request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal amount of the
Class A-1 Certificates) as the Certificates were actually voted or not voted by the Certificateholders as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee will at no time vote or consent to any matter which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities whether or not in accordance with a plan for the refunding or refinancing of such Underlying
Securities, except with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and all of the Warrantholders
and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will not be liable for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the
Certificateholders.

TERMINATION OF TRUST

     The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Certificates, (ii) the distribution of the proceeds received upon a recovery on the Underlying Securities or the "in-kind"
distribution of the Underlying Securities themselves (in each case, after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Underlying
Securities), (iii) the distribution (or liquidation and distribution) of the
Underlying Securities in accordance with the Trust Agreement in the event of an
SEC Reporting Failure, or (iv) the sale by the Trust in accordance with the Call
Warrants of all the Underlying Securities and the distribution in full of all amounts due to Certificateholders. Under the terms of the Trust Agreement and the Call Warrants, the Certificateholders will not be entitled to terminate the
Trust or cause the sale or other disposition of the Underlying Securities if and for so long as the Call Warrants remain outstanding, without the unanimous consent of the Warrantholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following supplements the discussion under the caption "Certain Federal
Income Tax Consequences" in the accompanying Prospectus. The discussion herein is based on the Internal Revenue Code of 1986, as amended (the "Code"), the
Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service") and interpretations thereof. All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

     This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein. This summary assumes that the Class A-1
Certificates represent interests in securities that are properly characterized as debt for federal income tax purposes. Except as specifically provided, this summary neither discusses the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below) that hold their
Certificates as capital assets (within the meaning of Section 1221 of the Code)
nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the
United States federal income tax laws (securities dealers or brokers, or traders in securities electing mark-to-market treatment; banks, thrifts, or other financial institutions; insurance companies, regulated investment companies or real estate investment trusts; small business investment companies or S corporations; investors that hold their certificates through a partnership or other entity that is treated as a partnership for U.S. federal tax purposes;
investors whose functional currency is not the U.S. dollar; retirement plans or other tax-exempt entities, or persons holding the certificates in tax-deferred or tax-advantaged accounts; investors holding certificates as part of a
"straddle" or a "conversion transaction" for U.S. federal income tax purposes or as part of some other integrated investment; or investors subject to the alternative minimum tax). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the certificates.

                                      S-26

     U.S. Certificateholder. For purposes of this discussion, a "U.S.
Certificateholder" means a Certificateholder that is (i) a citizen or resident of the United States, (ii) corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or a trust that has made a valid election to under U.S. Treasury Regulations to be treated as a domestic trust. A
"Non-U.S. Certificateholder" means a person that is not a U.S.
Certificateholder, a partnership or a Certificateholder subject to rules applicable to former citizens and residents of the United States. If a partnership is a Certificateholder, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships that are Certificateholders should consult their own tax advisors.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD
TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE
CLASS A-1 CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE
TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN
JURISDICTION TO WHICH THEY MAY BE SUBJECT.

TAX STATUS OF THE TRUST

     Upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP
will deliver its opinion generally to the effect that, assuming that the
Underlying Securities are debt for federal income tax purposes, (a) although the matter is not free from doubt, the Trust will be a grantor trust and (b) the
Trust will not be an association taxable as a corporation or a publicly traded partnership treated as a corporation.

CLASSIFICATION OF THE UNDERLYING SECURITIES

     The following discussion assumes that the Underlying Securities constitute
U.S. dollar-denominated debt instruments for United States federal income tax purposes. If the Service were to challenge successfully the classification of the Underlying Securities as indebtedness, the Underlying Securities would likely be treated as preferred stock of the Underlying Issuer. Payments on the
Underlying Securities (including amounts denominated as interest) would be treated as dividends to the extent of current or accumulated earnings and profits of the Underlying Issuer. A non-U.S. Certificateholder would be subject to 30% United States federal withholding tax in respect of amounts treated as dividends unless such holder qualified for a lower withholding rate under an applicable U.S. income tax treaty. In addition, U.S. Certificateholders would be subject to the tax accounting rules applicable to stock rather than indebtedness, which could differ significantly.

INCOME OF U.S. CERTIFICATEHOLDERS

     The acquisition of a Class A-1 Certificate will represent both the purchase of an interest in the Underlying Securities and the grant to the warrantholders
(documented as warrants) of an option to call the Underlying Securities and redeem the Class A-1 Certificate in exchange for a premium equal to the fair market value of such option. The amount of the purchase price allocable to the interests in the Underlying Securities should equal the fair market value of such interests and any difference between the fair market value of the interests and the purchase price of the Certificate should represent an option premium deemed paid to the certificateholder for writing the option. Accordingly, a certificateholder's initial tax basis in its pro rata share of the Underlying
Securities will equal the sum of its cost for the certificates and its pro rata share of such option premium, if any. The option premium will be taken into account as an additional amount realized when the option is settled or otherwise terminated as to the certificateholder, including by disposition through sale of the certificates. If the amount of the purchase price allocated to Underlying
Securities either exceeds or falls short of the adjusted issue price (as more fully described below, but ordinarily, the principal amount) of the Underlying
Securities, then the Certificateholder's interests in the Underlying Securities will have been acquired by the Certificateholder at either a premium or a discount.

                                      S-27

     Because the price of the option and the price of the Underlying Securities were not separately negotiated and because of the difficulties of allocating the purchase price of a Certificate between a deemed option premium received and the
Underlying Securities, the Trust generally intends for reporting purposes to treat the deemed option premium received as insubstantial and allocate any
Certificate purchase price entirely to the Underlying Securities. No assurance can be given that the Service will agree with this position and if the Service determines a greater purchase price for the Underlying Securities and a greater amount for the deemed option premium received, then the Certificateholder may have less discount to take into income or more premium available to use as an offset against interest income in respect of the Underlying Securities as well as more deemed option premium to include in the Certificateholders' income. In addition, although the matter is not entirely free from doubt, such a re-allocation by the Service may allow (but not require) a Certificateholder to integrate the option and the Underlying Securities, treating them as a single
"synthetic" debt instrument under Section 1.1275-6 of the Regulations.

     The Trust itself will not identify the Underlying Securities and the warrants as part of an integrated transaction within the meaning of Treasury
Regulations Section 1.1275-6, and the following discussion assumes that the
Underlying Securities and the warrants are not integrated and that the Trust's allocation of the purchase price will be respected. Accordingly, a certificateholder should consult the discussion under "Material Federal Income
Tax Consequences--Interests in the Underlying Securities in Full" in the
accompanying Prospectus concerning the treatment of the Underlying Securities for U.S. federal income tax purposes absent integration. A certificateholder should also consult its own tax advisor regarding the availability and consequences of integration of the certificates and warrants. For a discussion of the integration rules, see "Material Federal Income Tax Consequences--Income of U.S. Certificateholders" in the accompanying Prospectus.

     The amount of the purchase price allocated to the interest in the
Underlying Securities will represent the initial adjusted basis in the certificateholders' interests in the Underlying Securities.

     Original Issue Discount. The Class A-1 Certificates will be subject to the stripped bond rules of section 1286 of the Code. See "Material Federal Income
Tax Considerations--Strip Certificates" in the accompanying Prospectus.
Accordingly, if you are a subsequent purchaser and you purchase the Class A-1
Certificates at a discount that is more than a de minimis amount, your interest in the Underlying Securities will likely constitute an original issue discount obligation. Any subsequent purchaser should consult its own tax advisor regarding whether it must accrue original issue discount on its interest in the
Underlying Securities.

     Bond Premium. Depending on how much of the purchase price of a Class A-1
Certificate is allocated to the Underlying Securities, a certificateholder may acquire its interest in the Underlying Securities at a bond premium. This will occur to the extent that the purchase price allocated to the certificateholder's portion of the Underlying Securities exceeds the stated redemption price at maturity of the certificateholder's portion of the Underlying Securities. If the certificateholder makes (or has made) an election under Section 171 of the Code, then the premium will be amortizable over the term of the Underlying Securities under a constant yield method. The amount of premium amortized in each taxable year offsets the interest income on the Underlying Securities but also reduces the certificateholder's basis in the Underlying Securities. Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax advisor.

     Election to Treat All Interest as Original Issue Discount. A
Certificateholder may elect to include in gross income all interest (including stated interest, OID, and de minimis OID, as adjusted by any bond premium) that accrues on the Underlying Securities using a constant yield method. Because this election will affect how the Certificateholder treats other securities it should only be made after consulting with a tax advisor.

     Upon the occurrence of certain events, the interest coupon on the
Underlying Securities is subject to adjustment. If such an adjustment occurs, the issuer has stated that it intends to take the position that any additional interest payable to holders of the Underlying Securities, and accordingly the holders of A-1 Certificates, should be included in income when received or accrued depending on the holder's regular method of tax accounting. Holders of the A-1 Certificates should be aware that the Service could assert a contrary position, potentially giving rise to differences in timing, amount and character of the Underlying Securities, and accordingly, of the Class A-1 Certificates.

                                      S-28

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

     Under Section 162 or 212 of the Code, each Certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust. In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other
"miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount")
will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The 3% and 80%
limits are reduced by 2/3 in 2006 and 2007, and by 1/3 in 2008 and 2009, and
will return to current levels after 2010.

SALE OR EXCHANGE BY CERTIFICATEHOLDERS

     Sale or Exchange of a Class A-1 Certificate. A Certificateholder who sells a Class A-1 Certificate prior to its maturity will be treated as having sold a pro rata portion of the Underlying Securities represented by the Class A-1
Certificate. The Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for the Underlying Securities and the Certificateholder's adjusted basis in the Underlying Securities. A
Certificateholder's adjusted basis in an Underlying Securities will equal the amount of the Class A-1 Certificate purchase price initially allocated to the
Underlying Securities, increased by any original issue discount accrued by the
Certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity
(generally, principal payments) received with respect to that security. Except for gain representing accrued unpaid interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

     As noted above, the acquisition of a Class A-1 Certificate will represent both the purchase of an interest in the Underlying Securities and the grant of an option to call the Class A-1 Certificate. Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code. Consequently, any capital gain or loss realized on the sale, exchange or redemption of the Class A-1 Certificate will be short-term capital gain or loss regardless of how long the Class A-1
Certificate is held. If the straddle rules do not apply and a certificateholder has held its certificates for more than one year, capital gains or losses from the certificates may be long-term gains or losses, but all capital gains or losses from a lapse or termination of the option would be short-term.

     Sale of the Underlying Securities. If the Trust sells the Underlying
Securities, including pursuant to the exercise by a Warrantholder of its Call
Warrant (or if the Underlying Securities are redeemed or retired by the
Underlying Issuer) each Certificateholder will be treated as having sold its pro rata interest in the Underlying Securities and gain or loss (if any) will be recognized by the Certificateholder. Except for gain representing accrued unpaid interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

     In Kind Redemption of Certificates. If the Underlying Securities are
distributed in exchange for the Class A-1 Certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the Underlying Securities, then that distribution will not be treated as a taxable event. A certificateholder will, however, have gain or loss if, following an in-kind redemption, the Certificateholder has a greater or lesser interest in the principal or interest payments on the Underlying
Securities than the certificateholder held immediately before the exchange. This could happen, for example, upon an in-kind redemption following an SEC Reporting
Failure.

     Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying
Securities, or a substitution of other assets for the Underlying Securities following a default on the Underlying Securities, would be a taxable event to
Certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the Underlying Securities.

                                      S-29

INCOME OF NON-U.S. CERTIFICATEHOLDERS

     A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Class
A-1 Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless the Non-U.S. Certificateholder is (i) a direct or indirect 10% or greater shareholder of the issuer of the Underlying
Securities; (ii) a controlled foreign corporation related to the issuer of the
Underlying Securities; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     o    is signed under penalties of perjury by the beneficial owner of the
          Certificate,

     o    certifies that such owner is not a U.S. Certificateholder, and

     o    provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S.
Certificateholder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.
Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding Class A-1 Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of
Class A-1 Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A Non-U.S. Certificateholder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the Certificateholder were a U.S.
person, provided that the Certificateholder provides to the Withholding Agent an
IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding
Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or a substitute form).

     Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the
United States. Certain other exceptions may be applicable, and a Non-U.S.
Certificateholder should consult its tax advisor in this regard.

     Estate Tax. The Class A-1 Certificates will not be includible in the estate of a Non-U.S. Certificateholder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Underlying Issuer or (b) at the time of such individual's death, payments in respect of the Class A-1 Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the Certificateholder was an
individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of U.S. federal income tax may apply to payments made in respect of a Class A-1 Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required.
Generally,

                                      S-30

individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a Certificateholder must be reported to the Service, unless the Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides certain identifying information in the required manner and in the case of a Non-U.S. Certificateholder certifies that the seller is a
Non-U.S. Certificateholder (and certain other conditions are met). The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

     Any amounts withheld under the backup withholding rules from a payment to a
Certificateholder will be allowed as a refund or a credit against such
Certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

REPORTING REGULATIONS

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the Trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The
Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to
Certificateholders in accordance with these new regulations after December 31,
2007.

STATE AND LOCAL TAX CONSIDERATIONS

     Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the Class A-1
Certificates. State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the Class A-1 Certificates.

CIRCULAR 230

     Under 31 C.F.R. part 10, the regulations governing practice before the
Internal Revenue Service (Circular 230), we and our tax advisors are (or may be)
required to inform you that:

     o    Any advice contained herein, including any opinions of counsel referred to herein, is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer;

     o    Any such advice is written to support the promotion or marketing of the Certificates and the transactions described herein (or in such opinion or other advice); and

     o    Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                      S-31

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA and subject to Title I of
ERISA), (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (c) any entity whose underlying assets include plan assets of any such employee benefit plan or other plan by reason of a plan's investment in the entity (each, a "Plan"). In accordance with ERISA's fiduciary standards, before investing in a Certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan's governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

     ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan,
i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code (collectively, "Parties in Interest"). The Underlying Issuer, the Underwriter, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.
There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan's investment in Certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan's investment, including, but not limited to: United States Department of Labor ("DOL") Prohibited Transaction
Class Exemption ("PTCE") 84-14 (for certain transactions determined by independent qualified professional asset managers); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); PTCE 95-60
(for certain transactions involving insurance company general accounts); and
PTCE 96-23 (for certain transactions effected by certain in-house asset managers). In addition, Section 408(b)(17) of ERISA provides an exemption for certain transactions between Plans and certain service providers to Plans, so long as the Plan pays no more, nor receives no less, than "adequate consideration." There is no assurance that any of these exemptions would apply with respect to all transactions involving the Trust's assets. A Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

     If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a
Certificate (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the DOL. Under Section 2510.3-101 of the DOL regulations, as modified by Section 3(42) of ERISA (collectively, the
"Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. This is called the "look-through rule." Thus, if a Plan acquired a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applied under the
Regulation.

     Under the Regulation, "publicly-offered securities" qualify for an exception to the generally applicable "look-through" rule described in the preceding paragraph. A "publicly-offered security" is a security that is (i)
freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the
Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     It is anticipated that the Certificates will meet the criteria of the
"publicly offered securities" exemption. There are no restrictions imposed on the transfer of Certificates; the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and in order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriter has undertaken to sell the Certificates to a minimum of 400 beneficial owners. See
"Method of Distribution" herein.

                                      S-32

     NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION THAT AN INVESTMENT IN
THE CERTIFICATES WOULD MEET ANY OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH
RESPECT TO INVESTMENTS BY, OR IS APPROPRIATE FOR, PLANS GENERALLY OR ANY
PARTICULAR PLAN. ANY PLAN OR ANY OTHER ENTITY THE ASSETS OF WHICH ARE DEEMED TO
BE "PLAN ASSETS", SUCH AS AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL
ACCOUNT, PROPOSING TO ACQUIRE THE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated October [ ], 2006, the Depositor has agreed to cause the
Trustee, on behalf of the Trust, to sell and the Underwriters, named below for which Wachovia Securities (an affiliate of the Depositor) is acting as representative, have severally agreed to purchase the principal amount of Class
A-1 Certificates set forth below opposite its name.

                WACHOVIA CAPITAL MARKETS, LLC........     $[        ]
                RBC DAIN RAUSCHER INC................     $[        ]
                   TOTAL.............................     $[        ]

     The Underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all A-1 Certificates offered by this
Prospectus Supplement if any of such Certificates are purchased. In the event of default by any Underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

     The Depositor has been advised by the Underwriters that they propose to offer the Class A-1 Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Class A-1 Certificate.
The Underwriters may allow and such dealers may reallow a concession not in excess of $0.45. After the initial public offering, the public offering price and the concessions may be changed.

     The Class A-1 Certificates are a new issue of securities with no established trading market. Application has been made to list the Class A-1
Certificates on the New York Stock Exchange. In order to meet one of the requirements for listing the Class A-1 Certificates on the NYSE, the
Underwriters have undertaken to sell the Class A-1 Certificates to a minimum of
400 beneficial owners. Trading of the Class A-1 Certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof. The Underwriters have told the Depositor that they presently intend to make a market in the Class A-1 Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A-1 Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Class A-1 Certificates will develop or as to the liquidity of any trading market.

     The Class A-1 Certificates are expected to trade flat. Trading "flat" means that any accrued and unpaid interest on the Class A-1 Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Class A-1 Certificates not included in the trading price.

     Until the distribution of the Class A-1 Certificates is completed, rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Class A-1 Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions for the purpose of stabilizing the price of the Class A-1 Certificates. Possible transactions consist of bids or purchases for the purpose of maintaining the price of the Class A-1 Certificates while this offering is in progress.

     If the Underwriters create a short position in the Class A-1 Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Class A-1 Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Class A-1 Certificates in the open market. The Underwriters may also impose a penalty bid on certain selling group members. This means that, if an Underwriter purchases Class A-1 Certificates in the open market to reduce its short position or to stabilize the price of the Class A-1 Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Class A-1 Certificates as part of the offering.

                                      S-33

     In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Class A-1 Certificate to the extent that it were to discourage resales of the Class A-1 Certificates.

     Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Class A-1 Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

     The underwriting agreement provides that the Depositor will indemnify the
Underwriters against certain civil liabilities, including liabilities under the
Securities Act, or will contribute to payments the Underwriters may be required to make in respect of such civil liabilities.

     Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name of
Wachovia Securities. Any references to Wachovia Securities in this Prospectus
Supplement, however, do not include Wachovia Securities, Inc., a member of NASD and SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.

                                     RATING

     It is a condition to the establishment of the Trust and the issuance of the
Class A-1 Certificates that the Class A-1 Certificates be rated at least as highly as the Underlying Securities by S&P. The Underlying Securities are rated
"BBB+" by S&P.

     Any downgrade by the rating agency of the Underlying Securities would result in a downgrade of such rating agency's rating with respect to the
Certificates.

     The rating addresses the likelihood of the receipt by holders of the Class
A-1 Certificates of payments required under the Trust Agreement and are based primarily on the credit quality of the Underlying Securities. The rating does not address the likelihood of the Underlying Issuer failing to report under the
Exchange Act.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P. Each security rating should be evaluated independently of any other security rating.

     The Depositor has not requested a rating on the Class A-1 Certificates by any rating agency other than S&P. However, there can be no assurance as to whether any other rating agency will rate the Class A-1 Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A-1 Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Class A-1 Certificates by S&P. You should note that as of the date of this Prospectus Supplement, the Underlying
Securities are rated "BBB" by Fitch and "Baa3" by Moody's. The Depositor has not
asked Fitch or Moody's to assign a rating to the Certificates. See "Risk
Factors--A Downgrade by the Rating Agency of the Underlying Securities Would
Reduce the Value of the Class A-1 Certificates" in this Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Orrick, Herrington & Sutcliffe LLP,
Washington, D.C. Certain tax matters will be passed upon by Orrick, Herrington &
Sutcliffe LLP, New York, New York, Special Tax Counsel.

                                      S-34

                                 INDEX OF TERMS

Acceleration.....................................S-22
Allocation Ratio.......................S-5, S-7, S-17
Allocation Ratios................................S-21
Allowable Expense Amount....................S-7, S-21
Applicable Amount................................S-29
Business Day................................S-1, S-21
Call Warrants.........................S-5, S-12, S-16
Called Underlying Securities................S-6, S-16
Certificateholder............................S-2, S-8
Certificateholders...............................S-12
Certificates......................................S-1
Class.......................................S-5, S-17
Class A-1 Allocation........................S-7, S-21
Class A-1 Certificates............................S-1
Class A-2 Allocation........................S-7, S-21
Class A-2 Certificates.......................S-1, S-6
Class of Certificates..............................ii
Clearing Agency..................................S-20
Closing Date................................S-2, S-12
Code.............................................S-26
Commission.................................S-14, S-23
Depositor........................................S-12
Distribution Date................................S-20
DOL..............................................S-32
DTC..............................................S-20
ERISA............................................S-32
Event of Default.................S-5, S-7, S-16, S-21
Exchange Act..........................S-3, S-13, S-32
Fitch ...........................................S-11
Interest Period...................................S-1
IRA..............................................S-32
Make Whole Amount................................S-17
Moody's..........................................S-11
Non-U.S. Certificateholder.......................S-27
NYSE.............................................S-23
Parties in Interest..............................S-32
Pass-Through Rate ................................S-1
Payment Default..................................S-22
Plan.............................................S-32
Plan Assets......................................S-33
Qualified Institutional Buyer.....................S-6
Rating Agency...............................S-4, S-23
Record Date..................................S-2, S-7
Regulation.......................................S-32
Regulations......................................S-26
Relevant Implementation Date.......................ii
Relevant Member State..............................ii
Required Percentage..............................S-25
S&P...............................................S-3
SEC Reporting Failure.......................S-4, S-23
Securities Act...................................S-14
Service..........................................S-26
Special Distribution Date.........................S-7
Specified Currency...............................S-19
Trust.......................................S-1, S-12
Trust Agreement.............................S-1, S-12
Trustee..........................................S-12
U.S. Certificateholder...........................S-26
Underlying Issuer................................S-13
Underlying Securities......................S-12, S-14

Underlying Securities Scheduled Maturity DateS-4, S-7, S-21
Underlying Securities Scheduled Payment Date.S-4, S-7
Underlying Securities Trustee.....................A-1
Underwriters..................................i, S-15
Voting Rights....................................S-25
W-8BEN...........................................S-30
W-8ECI...........................................S-30
Wachovia Securities..............................S-15
Warrant Agent....................................S-17
Warrant Agent Agreement.....................S-5, S-16
Warrant Exercise Date.......................S-5, S-15
Warrant Exercise Price...........................S-17
Warrant Exercise Purchase Price..................S-17
Warrantholders..................S-4, S-10, S-12, S-23
Withholding Agent................................S-30

                                      S-35

                                   APPENDIX A

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     The "Summary of Terms of the Underlying Securities" and the "Summary
Excerpts From the Underlying Securities Prospectus" below are qualified in their entirety by reference to the Underlying Securities Prospectus and the Underlying
Securities Registration Statement referred to below. PROSPECTIVE INVESTORS IN
THE CLASS A-1 CERTIFICATES ARE URGED TO OBTAIN AND READ A COPY OF THE UNDERLYING
SECURITIES PROSPECTUS AND THE UNDERLYING SECURITIES REGISTRATION STATEMENT.
Defined terms not defined elsewhere in this Appendix A have the meanings assigned to them in Section 3 below or in the Indenture referred to below.

1.       SUMMARY OF TERMS OF THE UNDERLYING SECURITIES

Underlying Issuer:........................  Boston Scientific Corporation

Underlying Securities:....................  $[            ] 6.25% notes due 2035 (the "Underlying Securities")

Amount Originally Issued:.................  $350,000,000

Interest Rate:............................  7.00% per annum subject to the Rate Adjustment (as defined below in
                                            Section 2)

Scheduled Payment Dates:..................  May 15 and November 15

Underlying Securities Scheduled
   Maturity Date:.........................  November 15, 2035

Underlying Securities Trustee:............  J.P. Morgan Trust Company, National Association

Optional Redemption:......................  The Underlying Securities may, at the option of the Underlying
                                            Issuer, be redeemed, in whole or in part, at any time at a redemption price equal to the greater of: (a) 100% of the principal amount of the Underlying Securities to be redeemed; or (b) as determined by the
                                            Quotation Agent (as defined below in Section 3) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below in Section 3) plus 25 basis points, plus accrued and unpaid interest on the Underlying Securities to the redemption date.

Denominations:............................  $1,000 and integral multiples thereof

Form:.....................................  Fully registered

CUSIP:....................................  101137AE7

Underlying Securities Prospectus:.........  The prospectus dated November 8, 2004 and prospectus supplement dated
                                            November 14, 2005

Underlying Securities Registration
   Statement:.............................  The registration statement filed on September 30, 2004, as amended, file number 333-119412

                                       A-1

2.   SUMMARY EXCERPTS FROM THE UNDERLYING SECURITIES PROSPECTUS

    Set forth below are summaries of certain sections of the Underlying
Securities Prospectus and the Underlying Securities Registration Statement,
which set forth material terms of the Underlying Securities. PROSPECTIVE
INVESTORS IN THE CLASS A-1 CERTIFICATES ARE URGED TO READ THE FULL TEXT OF THE
UNDERLYING SECURITIES PROSPECTUS AND UNDERLYING SECURITIES REGISTRATION
STATEMENT REFERRED TO ABOVE. The Underlying Securities were issued pursuant to an Indenture, dated as of November 18, 2004, between Boston Securities
Corporation, as underlying issuer (the "Underlying Issuer"), and J.P. Morgan
Trust Company, National Association, as underlying securities trustee (the
"Underlying Securities Trustee"), as supplemented by the First Supplemental
Indenture, dated as of April 21, 2006, between the Underlying Issuer and the
Underlying Securities Trustee, as further supplemented by the Second
Supplemental Indenture, dated as of April 21, 2006, between the Underlying
Issuer and the Underlying Securities Trustee. We refer below to the Underlying
Securities due November 15, 2035 of the Underlying Issuer, of which the
Underlying Securities represent [ ]% of the total issuance of the $350,000,000, as the "notes" or a series of "debt securities."

RANKING

     The Underlying Securities are direct, unsecured obligations of the
Underlying Issuer and constitute indebtedness ranking pari passu with all other unsecured indebtedness of the Underlying Issuer which is not by its terms subordinated to the notes.

OPTIONAL REDEMPTION

     The Underlying Securities may, at the option of the Underlying Issuer, be redeemed, in whole or in part, at any time at a redemption price equal to the greater of: (a) 100% of the principal amount of the notes to be redeemed; or (b)
as determined by the Quotation Agent (as defined below in Section 3) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis
(assuming a 360-day year consisting of twelve 30-day months) at the Adjusted
Treasury Rate (as defined below in Section 3) plus 25 basis points, plus accrued and unpaid interest on the notes to the redemption date.

CERTAIN COVENANTS

     The Underlying Issuer will issue the notes under an indenture containing covenants for your benefit. These covenants restrict the Underlying Issuer's ability, with certain exceptions, to: (a) merge or consolidate with another entity or transfer all or substantially all of the Underlying Issuer's property and assets; and (b) incur liens.

SINKING FUND

The notes will not be entitled to the benefit of a sinking fund.

DEFEASANCE

     The notes are subject to the Underlying Issuer's defeasance option. The
Underlying Issuer, at its option: (a) will be discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust); or (b) will not be subject to certain specified covenants with respect to the debt securities of that series as set forth in the Underlying Securities Prospectus Supplement, in each case if the Underlying Issuer deposits with the Underlying Securities
Trustee, in trust, money or Government Obligations (as defined in the indenture)
which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities.

     To exercise any such option, the Underlying Issuer is required to deliver to the Underlying Securities Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the Debt

                                       A-2

securities of that series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to (a) above, either a ruling to such effect received from or published by the United States Internal
Revenue Service or an opinion that there has been a change in applicable federal income tax law to such effect. The Underlying Issuer is required to deliver to the Underlying Securities Trustee an officer's certificate stating that no event of default with respect to the debt securities of that series has occurred and is continuing.

EVENTS OF DEFAULT

     The indenture provides that the following will be "events of default" with respect to any series of debt securities:

     (a)  default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

     (b)  default in the payment of, the principal of, or premium, if any, on any debt security of that series when due at its maturity or upon acceleration;

     (c)  default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the indenture;

     (d)  default in the performance, or breach, of any covenant or agreement by the Underlying Issuer in the indenture which affects or is applicable to debt securities of such series (other than a default in the performance, or breach of a covenant or agreement which is specifically dealt with elsewhere in the indenture), and the continuation of that default or breach for a period of 60 days after the Underlying Securities Trustee has given the Underlying Issuer, or after Holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given the Underlying Issuer and the Underlying Securities Trustee, written notice thereof;

     (e)  certain events relating to the Underlying Issuer's bankruptcy, insolvency or reorganization; and

     (f)  any other event of default provided with respect to debt securities of that series.

     No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder.

     The indenture provides that if an event of default specified in (a), (b),
(c), (d), or (f) above occurs and is continuing, either the Underlying
Securities Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all those debt securities (or, in the case of original issue discount securities or indexed securities, the portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable immediately. If an event of default specified in (e) above occurs and is continuing, then the principal of all those debt securities (or, in the case of original issue discount securities or indexed securities, that portion of the principal amount thereof as may be specified in the terms thereof) will be due and payable immediately, without any declaration or other act on the part of the Underlying Securities
Trustee or any Holder. In certain cases, Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of
Holders of all those debt securities, rescind and annul a declaration of acceleration.

                                       A-3

RATE ADJUSTMENT

     (a)  If at any time following the One-Time Credit Rating Change the lowest of the three Credit Ratings assigned to the Underlying Securities:

         (i) by Fitch is above BBB+;

         (ii) by Moody's is above Baa1; or

         (iii) by S&P is above BBB+;

         then the interest rate payable per year on the Underlying Securities shall be permanently reset to the Base Interest Rate and the provisions of article one and article two of the Second Supplemental Indenture shall permanently cease to apply.

(b)      Subject to paragraph (c) below, there shall be no limit on the number of times that the Increased Interest Rate payable on the Underlying
         Securities may be decreased upon the occurrence of an Credit Rating
         Upgrade; provided, however, that in no event shall the interest rate payable on the Underlying Securities be less than the Base Interest
         Rate.

(c)      Any decrease in the Increased Interest Rate payable on the Underlying
         Securities resulting from an occurrence of a Credit Rating Upgrade as set forth in paragraph (a) above (including the reset of the interest rate to the Base Interest Rate pursuant to paragraph (a) above) shall take effect beginning on the first interest payment date immediately following the date of the Rating Change.

(d)      In the event that all of Fitch, Moody's, or S&P shall have discontinued, withdrawn or suspended their Credit Ratings of the
         Underlying Securities and the Underlying Issuer shall not have replaced such rating agencies with another NRSRO, then the Underlying Issuer shall select an NRSRO to act as a substitute credit rating agency, and the equivalent Credit Rating assigned to the Underlying Securities by that NRSRO shall be substituted for the Credit Rating assigned to the
         Underlying Securities by each of Fitch, Moody's and S&P.

(e)      If the Credit Rating assigned to the Underlying Securities by Fitch,
         Moody's, or S&P, as applicable, changes to a Credit Rating set out below then the interest payable on the Underlying Securities shall be the Base Interest Rate plus the Interest Rate Adjustment set forth opposite the lowest rating assigned by any of Fitch, Moody's, or S&P in effect at such time:

    INTEREST RATE              FITCH CREDIT              MOODY'S CREDIT                   S&P CREDIT
      ADJUSTMENT                  RATING                     RATING                         RATING

     0.25%                      BBB+                      Baa1                           BBB+
     0.50%                      BBB                       Baa2                           BBB
     0.75%                      BBB-                      Baa3                           BBB-
     1.00%                      BB+ or below              Ba1 or below                   BB+ or below

WAIVER, MODIFICATION AND AMENDMENT

    Modifications of and amendments to the indenture may be made by the
Underlying Issuer and the Underlying Securities Trustee with the consent of
Holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding debt security affected thereby:

     (a)  change the Stated Maturity (as defined in the indenture) of the principal of, or premium, if any, on or any installment of interest on any debt security of that series, or reduce the principal amount thereof, or premium, if any, on or the rate of interest, if any, thereon, or change any of the Underlying Issuer's obligations to pay
          Additional Amounts (except as contemplated or permitted by the indenture) (as defined in the indenture), or reduce the amount of principal of an Original Issue Discount Security (as defined
                                       A-4

          in the indenture) of that series that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of repayment at the option of any Holder of any debt security of such series, or change any place of payment where, or the currency in which, any debt security of that series or premium, if any, on or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to convert or exchange any debt security;

     (b)  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain defaults applicable to that series thereunder and their consequences provided for in the indenture, or reduce the quorum or voting with respect to debt securities of that series; or

     (c)  modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture which affect that series cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

     The Underlying Issuer may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indenture if Holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent so expressly waived, and, until the waiver becomes effective, Underlying Issuer's obligations and the duties of the
Underlying Securities Trustee to Holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect. Holders of a majority in principal amount of the outstanding debt securities of each series (in the case of an event of default specified in (a),
(b), (c), (d) or (f) under "Events of Default," above) or the Holders of a majority in principal amount of all of the debt securities then outstanding (in the case of an event of default specified in (e) under "Events of Default,"
above) may, on behalf of all those Holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of, or premium, if any, on or interest, if any, on any such debt security and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding debt security affected.

GOVERNING LAW

     The Indenture is governed by New York state law.

3.       DEFINITIONS

                  "ADJUSTED TREASURY RATE" means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the
         Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. Comparable Treasury Issue means the United States Treasury security selected.

                  "BASE INTEREST RATE" means 6.25% per annum.

                  "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by a Quotation Agent as having maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

                  "COMPARABLE TREASURY PRICE" means, with respect to any
         redemption date, (1) the average of the Reference Treasury Dealer
         Quotations for such redemption date, after excluding the highest and lowest

                                       A-5

          such Reference Treasury Dealer Quotations, or (2) if the Underlying
          Securities Trustee obtains fewer than four such Reference Treasury
          Dealer Quotations, the average of all such quotations.

                  "CREDIT RATING" means the ratings of the Underlying Issuer's senior unsecured long-term debt assigned to it by Fitch, Moody's, S&P, or any NRSRO, as applicable.

                  "CREDIT RATING UPGRADE" means the occurrence, at any time
         following a One-Time Credit Rating Change, of a Rating Change such that the lowest Credit Rating assigned to the Underlying Securities by any of Fitch, Moody's, or S&P following such Rating Change is higher than the lowest rating assigned to the Underlying Securities by any of
         Fitch, Moody's, or S&P immediately prior to such Rating Change.

                  "FITCH" means Fitch, Inc. or its successor.

                  "FIRST SUPPLEMENTAL INDENTURE" means the supplement to the
         Indenture dated as of April 21, 2006, between Boston Securities
         Corporation, as underlying issuer (the "Underlying Issuer"), and J.P.
         Morgan Trust Company, National Association, as underlying securities trustee (the "Underlying Securities Trustee").

                  "INCREASED INTEREST RATE" means the Base Interest Rate plus the amount of any Interest Rate Adjustment upon the occurrence of any
         One-Time Credit Rating Change and any subsequent Credit Rating Upgrade as set forth in "Rate Adjustment" in Section 2 above.

                  "INDENTURE" means the agreement, dated as of November 18, 2004 between the Underlying Issuer and the Underlying Securities Trustee, as
         supplemented by the First Supplemental Indenture, dated as of April 21,
         2006, between the Underlying Issuer and the Underlying Securities
         Trustee, as further supplemented by the Second Supplemental Indenture, dated as of April 21, 2006, between the Underlying Issuer and the
         Underlying Securities Trustee.

                  "INTEREST RATE ADJUSTMENT" means the applicable percentage rate listed in the first column of the table set forth in "Rate
         Adjustment" in Section 2 above.

                  "MOODY'S" means Moody's Investors Service, Inc. or its
         successor.

                  "NRSRO" means a nationally recognized statistical rating
         organization as such term is used in the Securities Exchange Act of
         1934, as amended, and the rules and regulations promulgated thereunder.

                  "ONE-TIME CREDIT RATING CHANGE" means the occurrence of one or more of the following Rating Changes :

               (i)  the Credit Rating assigned to the Underlying Securities by
                    Fitch is below A-; or

               (ii) the Credit Rating assigned to the Underlying Securities by
                    Moody's is below A3; or

               (iii) the Credit Rating assigned to the Underlying Securities by
                     S&P is below A-;

                  provided, that such occurrence is solely as a direct result of the closing of the Underlying Issuer's acquisition of Guidant
         Corporation pursuant to and in accordance with the Agreement and Plan of Merger, dated as of January 25, 2006, among the Underlying Issuer,
         Galaxy Merger Sub, Inc. and Guidant Corporation (the "Acquisition
         Closing"), as determined by the Underlying Issuer, based immediately upon the announcements of Fitch, Moody's and S&P, respectively, following the Acquisition Closing.

                  "QUOTATION AGENT" means the Reference Treasury Dealer
         appointed by the Underlying Securities Trustee after consultation with the Underlying Issuer.

                  "RATING CHANGE" means a change to the Credit Rating assigned to the Underlying Securities by Fitch, Moody's or S&P, upon or subsequent to the Acquisition Closing.

                                       A-6

                   "REFERENCE TREASURY DEALER" means (1) Deutsche Bank
         Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC,
         and their respective successors; provided, however, that, if any of the foregoing shall cease to be a primary United States Government securities dealer in the United States (a "Primary Treasury Dealer"), we shall substitute therefor another Primary Treasury Dealer; and (2)
         any other Primary Treasury Dealers selected by the trustee after consultation with the Underlying Issuer.

                  "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Underlying Securities Trustee, of the bid and ask
         prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Underlying
         Securities Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                  "SECOND SUPPLEMENTAL INDENTURE" means the supplement, dated as of April 21, 2006 to the Indenture, dated as of November 18, 2004, between Boston Securities Corporation, as Underlying Issuer, and J.P.
         Morgan Trust Company, National Association, as Underlying Securities
         Trustee.

                  "S&P" means Standard & Poor's Rating Services, a division of
         McGraw Hill, Inc. or its successor.

                                       A-7

Prospectus

                               TRUST CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)
                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                              DEPOSITOR AND SPONSOR

Synthetic Fixed-Income Securities, Inc.

      o   may establish issuing entities from time to time for the purpose of issuing certificates; and

      o   will act as depositor and sponsor for each issuance of certificates.

Each issuing entity

      o   will be a common law or statutory trust;

      o   will issue one series of asset-backed certificates series with one or more classes;

      o   will own

            o   a publicly tradable fixed income security or a pool of such securities;

            o   payments due on those securities; and

            o   other assets described in this prospectus and in the
                accompanying prospectus supplement.

Each certificate

      o   will be issued by an issuing entity formed by Synthetic Fixed-Income
          Securities, Inc. and will represent interests only in that issuing entity and will be paid only from the assets of that issuing entity;

      o   will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies; and

      o   may include one or more classes of certificates and enhancement.

The Certificateholders

      o   will receive interest and principal payments from the assets deposited with the issuing entity.

          -------------------------------------------------------------

                CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
                           PAGE 4 IN THIS PROSPECTUS.

          -------------------------------------------------------------

The certificates are not insured or guaranteed by any government or governmental agency or instrumentality.

The certificates will represent interests in the related issuing entity only and will not represent interests in or obligations of Synthetic Fixed Income
Securities, Inc. or of the trustee or administrative agent of the related issuing entity or any of their affiliates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

          -------------------------------------------------------------

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. Wachovia Capital Markets,
LLC, is acting under the trade name Wachovia Securities.

                                OCTOBER 12, 2006

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      In this prospectus and in the accompanying prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Synthetic Fixed-Income
Securities, Inc. We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

  o   the currency or currencies in which the principal, premium, if any, and any interest are distributable;

  o   the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations;

  o   information concerning the type, characteristics and specifications of the securities deposited with the issuing entity (the "Underlying Securities")
      and any other assets held by the issuing entity (together with the
      Underlying Securities, the "Deposited Assets") and any credit support for such series or class;

  o   the relative rights and priorities of each such class, including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets;

  o   the name of the trustee and the administrative agent, if any, for the series;

  o   the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation of the Pass-Through Rate;

  o   the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any);

  o   the date of issue;

  o   the Final Scheduled Distribution Date;

  o   the offering price; and

  o   any redemption terms and any other specific terms of certificates of each series or class.

See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

      You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

      We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                        2

                       WHERE YOU CAN FIND MORE INFORMATION

      Each issuing entity is subject to the informational requirements of the
Securities Exchange Act of 1934 and we file on behalf of each issuing entity reports or Forms 10-D and 10-K and other information with the SEC. For each series of certificates those reports will be filed under the name of the trust that is the issuing entity of the certificates. The prospectus supplement will state the name and the SEC file number (known as the "CIK number") for the issuing entity under which reports about the related series of certificates and the issuing entity may be found. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, NE,
Washington, D.C. 20549. You may obtain information on the operation of the
Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of this site is http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. Generally, each issuing entity's filings will be limited to reports filed on Form 10-D in connection with each distribution date and annual reports on Form 10-K. Because of the limited nature of these reports we do not intend to make them available on any web site of our own or of any other transaction party. We will send distribution reports to each certificateholder containing the information set forth in the related prospectus supplement free of charge. See "Reports to Certificateholders." We do not intend to send any financial reports to certificateholders.

      We filed a registration statement relating to the certificates with the
SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC as required by the Securities Exchange Act of 1934 on or after the date of this prospectus and prior to the termination of the offering of any series of certificates. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. For each offering of certificates, we incorporate by reference any SEC reports filed by the issuing entity until we terminate our offering of the certificates.

                                        3

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference at no cost, by writing us at One Wachovia Center,
301 South College Street, DC-7 Charlotte, NC 28288, Attention: Structured Note
Desk or telephoning 704-383-7727.

                          REPORTS TO CERTIFICATEHOLDERS

      Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each
Distribution Date unaudited reports containing information concerning each issuing entity will be prepared by the trustee and sent on behalf of each issuing entity only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and
"Description of the Trust Agreement--Reports to Certificateholders; Notice."
These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the issuing entity periodic reports as are required under the Exchange
Act.

                         IMPORTANT CURRENCY INFORMATION

      References in this prospectus to "U.S. dollars," "U.S.$," "USD," "dollar"
or "$" are to the lawful currency of the United States.

      Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars,
Wachovia Capital Markets, LLC (herein referred to by its trade name "Wachovia
Securities") will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by Wachovia Securities. Each exchange will be made by Wachovia Securities on the terms and subject to the conditions, limitations and charges that Wachovia Securities may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                  RISK FACTORS

      Risk of the certificates having limited liquidity. Prior to the issuance of any series of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

      Risk associated with certain adverse legal considerations applicable to the ownership of a series or class of certificates or the assets sold or assigned to the applicable trust. A prospectus supplement may set forth legal considerations that are applicable to a specific series or class of certificates being offered in connection with that prospectus supplement, or the assets deposited in or sold or assigned to the related trust.

      Risk associated with the certificateholders having limited recourse against the Depositor or its affiliates. The certificates will not represent a recourse obligation of or interest in the Depositor or any of its affiliates.
Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any person affiliated with the
Depositor or the trust, or any other person. Any obligation of the Depositor with respect to the certificates of any series will only be through limited representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

      Risk associated with certificateholders' reliance for payment on the limited assets of the trust and any credit support. The certificates of each series will represent interests in the related issuing entity only. The trust that will be the issuing entity for any series of certificates may include assets which are designed to support the payment

                                        4

or ensure the servicing or distribution with respect to the Deposited Assets.
However, the certificates do not represent obligations of the Depositor, any trustee or administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on the trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit Support."

      Risk of extended maturity or early redemption altering timing of distributions to certificateholders. The timing of any distribution with respect to any series or class of certificates is affected by a number of factors, including:

  o   the purchase price of your certificates;

  o   the performance of the related Deposited Assets;

  o   the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities, including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities; and

  o   the manner and priority in which collections from the Underlying
      Securities and any other Deposited Assets are allocated to each class of such series.

      The performance of the Deposited Assets and the extent of redemptions, other unscheduled payments or extensions may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will describe the manner and priority of distributions to the classes within each series. The related prospectus supplement will also discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited
Assets. The timing of distributions could affect the yield realized from your investment in the certificates. If the certificates are paid prior to their expected maturity at a time when prevailing market interest rates are lower than the yield on your certificates, you may be adversely affected since you will likely be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates. See "Maturity and Yield
Considerations."

      Risk of the certificates having adverse tax consequences to certificateholders. The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets. See the description under "Material Federal
Income Tax Consequences" in this prospectus and in the related prospectus supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government.

      Risk of ratings of the certificates being downgraded or withdrawn. At the time of issue, each class of certificates that is offered by this prospectus will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

      Risk associated with certificates which are not denominated in U.S.
Dollars. The certificates of any given series, or any class within such series, may be denominated in a currency other than U.S. dollars. Any prospectus supplement relating to certificates not denominated in U.S. dollars will contain information concerning historical exchange rates for the applicable currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency, including any material risk factors of which we are aware. See
"Currency Risks."

                                        5

      Risk associated with lack of control by certificateholders over ownership of Deposited Assets. The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

      Additional risks relating to a series of certificates. In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series, and to each class within such series.

                     SYNTHETIC FIXED-INCOME SECURITIES, INC.

      Synthetic Fixed-Income Securities, Inc. was incorporated in the State of
Delaware on April 12, 2001, as a wholly-owned, limited-purpose subsidiary of
Wachovia Corporation and will be the "Sponsor" and "Depositor" (as such terms are defined in Rule 1101 under the Securities Act) of each offering of certificates under this prospectus. Synthetic Fixed-Income Securities, Inc. is generally referred to in this prospectus and in the accompanying prospectus supplement as the "Depositor" but "we," "us" and "our" also refer in this prospectus to Synthetic Fixed-Income Securities, Inc. References to the
"Depositor" herein also include us in our capacity as Sponsor. The business activities of the Depositor are limited by its certificate of incorporation to the acquiring, owning, holding, selling, transferring, assigning or otherwise dealing with or in certain debt or asset backed securities, including the
Deposited Assets, issuing, offering and selling certificates or notes that represent interests in or are secured by such debt or asset backed securities, and generally any activities that are incidental to the foregoing. The principal office of the Depositor is located at One Wachovia Center, 301 South College
Street, DC-8 Charlotte, NC 28288, Attention: Structured Notes Desk.

      In its securitization program, the Depositor acquires fixed-income securities from time to time and transfers them to trusts that it forms which in turn issue securities, such as the certificates offered under this prospectus, backed by the transferred fixed-income securities and also backed by or subject to any other assets arranged for by the Depositor. The Depositor sells the securities issued through these securitizations in both public offerings and private placements. In each such offering Wachovia Securities, its affiliate, has been the managing or sole underwriter or, in the case of the private placements, the initial purchaser of the securities. The Depositor regularly evaluates market conditions and publicly tradable fixed income securities to identify opportunities to engage in transactions of this type. The Depositor been securitizing fixed income securities in this manner since 2003. Through
September 30, 2006, the Depositor has completed 28 public securitizations, one in 2003, 16 in 2004, 6 in 2005 and 4 in 2006. The aggregate principal amount of securities issued in these securitizations is approximately $748 million.

      The Depositor will not have any obligation for payments on the certificates of any series, and will have no other obligations with respect to the certificates following their issuance or the related trust except to the limited extent set forth in the trust agreement. Those limited duties will be described in the related prospectus supplement. The Depositor is not expected to have any significant assets.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of each series or class of certificates, whether or not offered by this prospectus, will be used by the
Depositor to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by the Depositor for general corporate purposes.

                                        6

                                 ISSUING ENTITY

      A separate issuing entity, which in each case will be a common law trust or a statutory trust as specified in the related prospectus supplement, will be created for each series of trust certificates. The Depositor will sell the
Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust
Agreement--Sale or Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets by the terms of the trust agreement and will receive a fee for these services. The trustee's fees will be based on market rates charged by trustees involved in administering trusts similar to the trust created for the series of certificates. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified in the prospectus supplement and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust
Agreement--Collection and Other Administrative Procedures" and "--Retained
Interest; Administrative Agent Compensation and Payment of Expenses." The
trustee or an administrative agent, if applicable, will either cause the sale of the Deposited Assets to be recorded by customary means or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

      Unless otherwise stated in the prospectus supplement, the Depositor's sale of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

  o   its contractual, administrative obligations, if any, under the trust agreement;

  o   its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in
      Respect of Delinquencies"; and

  o   its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

      The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the
Deposited Assets or from other sources available for such purposes. See
"Description of the Trust Agreement--Advances in Respect of Delinquencies."

      To the extent specified in the related prospectus supplement, each trust will consist of:

  o   the Deposited Assets, or interests in the Deposited Assets, exclusive of any interest in such assets (the "Retained Interest") retained by the
      Depositor or any previous owner of the Deposited Assets, as from time to time are specified in the trust agreement;

  o   such assets as from time to time are identified as deposited in the related certificate account;

  o   property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received on the property;

  o   those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described under
      "Description of Deposited Assets and Credit Support--Credit Support";

  o   the rights of the Depositor relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

  o   the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust
      Agreement--Advances in Respect of Delinquencies."

                                        7

      In addition, to the extent provided in the applicable prospectus supplement, the Depositor will obtain credit support for the benefit of the certificateholders of any related series or class of certificates.

                        MATURITY AND YIELD CONSIDERATIONS

      Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to:

  o   early redemption, either by the applicable obligor or by a third-party call option;

  o   repayment at the option of the holders of the Underlying Securities; or

  o   extension of maturity.

      The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

      The effective yield to holders of the certificates of any series and class may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the
Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of the certificates may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity of the Underlying
Securities. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

      Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the
Underlying Securities as a result of the acceleration of the Outstanding Debt
Securities (as defined below) by the holders of the Outstanding Debt Securities.
See "Description of the Deposited Assets--Underlying Securities Indenture." If
an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the
Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

      The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the
Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the certificates is sensitive to the rate and timing of payments on the Deposited
Assets.

      The yield to maturity of any series or class of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the
Pass-Through Rate (as defined below) for such series or class is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments on the related Underlying
Securities having interest rates higher or lower than the then applicable
Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

                                        8

      A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security.

                         DESCRIPTION OF THE CERTIFICATES

      Each series of certificates will be issued by a separate trust pursuant to a series supplement among the Depositor, the administrative agent, if any, and the trustee named in the related prospectus supplement which supplements the terms of the base trust agreement among the same parties and which are collectively referred to as the "Trust Agreement." A form of the base trust agreement and the series supplement are attached as an exhibit to the registration statement. The base trust agreement contains various terms which may apply to a particular trust depending on terms of the series supplement for that trust which will in turn depend on the nature of the certificates to be issued and the nature of the Deposited Assets and credit support for the related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description of the trust agreement contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates.
Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used in this prospectus with respect to any series, the term
"certificate" refers to all the certificates of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

      A copy of the applicable series supplement relating to each series of certificates will be filed with the SEC following the issuance of such series.
The filing will be made as an exhibit to a Current Report on Form 8-K or, if one or more of the classes of such series are to be listed on a national securities exchange, on a Form 8-A For Registration of Certain Classes of Securities. Once
they are filed, these reports, including the series supplement as filed, will be available to you through the SEC, either in paper form or through the internet.
The Depositor will establish each trust as a separate filer with the SEC and, upon doing so, all Exchange Act reporting for the trust, including the filing of the related series supplement, will be made under the trust's name, as that name is reflected in the SEC's filings system. See "Where You Can Find More
Information."

GENERAL

      Each series of certificates will be issued by a separate trust and will represent the entire beneficial ownership interest in the trust for that series, and if there are multiple classes of certificates for such series, each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit
Support--Collections." Each trust will be formed by a separate series supplement which will incorporate and supplement the terms of the base trust agreement.

      Reference is made to the related prospectus supplement for a description of the following terms of the series and classes of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

  o   the title of such certificates;

  o   the series of such certificates and, if applicable, the number and designation of classes of such series;

  o   information concerning the type, characteristics and material terms of the
      Deposited Assets being deposited into the related trust by the Depositor;

                                        9

  o   with respect to any Underlying Securities that have the same or an affiliated obligor and which, at the time of such deposit, represent 10%
      or more of the aggregate principal balance of all Underlying Securities held by the related trust ("Concentrated Underlying Securities"), the name of each obligor, the organizational form and general character of the business of each obligor, the material terms of such Underlying Securities and of the agreements with each obligor involving the Underlying
      Securities, and reference to financial information concerning the obligor in accordance with the SEC's Regulation AB as described below under
      "Description of Deposited Assets and Credit Support--General";

  o   with respect to any Underlying Securities, the market price of the securities and the basis on which the market price was determined;

  o   the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of certificates;

  o   the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price of the certificates and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

  o   if applicable, the relative rights and priorities of each class, including the method for allocating collections from and defaults or losses on the
      Deposited Assets to the certificateholders of each class;

  o   whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through
      Rate"), or the terms relating to the particular method of calculation of the interest rate applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

  o   the option, if any, of any specified third party (which may include one or more of the Depositor or its respective affiliates) to purchase certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

  o   the rating of each series or each class within such series offered by this prospectus;

  o   if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which such series or class within such series will be issuable;

  o   whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip
      Certificates"), and the applicable terms of such certificates;

  o   the terms and restrictions with respect to any right to exchange certificates of such series for a pro rata portion of the Deposited
      Assets;

  o   whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

                                       10

  o   whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than the
      Depository Trust Company, for such global security or securities;

  o   if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest on the certificate distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled to the interest on the Distribution Date;

  o   if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

  o   if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency")
      and the circumstances and conditions, if any, when such currency may be changed, at the election of the Depositor or a certificateholder, and the currency or currencies in which any principal or interest will be paid;

  o   any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

  o   all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of
      certificateholders of such series and each class within such series required with respect to certain actions by the Depositor or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

  o   any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

      Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with the transfer. Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. The Depositor may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold or surrendered to the trustee for cancellation of such certificates.

DISTRIBUTIONS

      Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the
Specified Currency for such certificates by or on behalf of the trustee on each
Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination
Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S.
dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate

                                       11

in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

      Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S.
dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in
U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m.,
New York City time, on the second Business Day preceding the applicable
Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent)
selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such
Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Depositor's control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

      Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee;
provided, however, that any such amounts distributable on the final Distribution
Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above. Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the holder of the bearer certificate in the
United States.

      Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the
Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related
Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date.
A certificateholder of $10,000,000 (or the equivalent of $10,000,000 in a
Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S.
dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

      Except as otherwise specified in the applicable prospectus supplement,
"Business Day" with respect to any certificate means any day, other than a
Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New
York or (b) if the Specified Currency for such certificate is other than U.S.
dollars, the financial center of the country issuing such Specified Currency and
(ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London
Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any
Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

                                       12

INTEREST ON THE CERTIFICATES

      General. Each class of certificates (other than certain classes of Strip
Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of
Strip Certificates with no or, in certain cases, a nominal Stated Amount, such distributions of interest will be in an amount (as to any Distribution Date,
"Stripped Interest") described in the related prospectus supplement. For purposes of this prospectus, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on
Strip Certificates with no or, in certain cases, a nominal Stated Amount will be made on each Distribution Date. Reference to the Notional Amount of a class of
Strip Certificates in this prospectus or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

      Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate
("Fixed Rate Certificates") will bear interest, on the outstanding Stated Amount
(as defined below) (or Notional Amount, if applicable), from its Original Issue
Date, or from the last date to which interest has been paid, at the fixed
Pass-Through Rate stated on the face of the certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or in the case of Fixed Rate
Certificates with no or a nominal principal amount, until the Notional Amount of the Fixed Rate Certificate is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate
Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

      Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable
Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Stated Amount (or Notional Amount, if applicable), from its Original
Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face of the Floating
Rate Certificate and in the applicable prospectus supplement ("Initial
Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the
number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement will designate one of the following Base Rates as applicable to a Floating Rate Certificate, and will set forth additional information concerning the Base Rate:

  o   LIBOR (a "LIBOR Certificate");

  o   the Commercial Paper Rate (a "Commercial Paper Rate Certificate");

  o   the Treasury Rate (a "Treasury Rate Certificate");

  o   the Federal Funds Rate (a "Federal Funds Rate Certificate");

  o   the CD Rate (a "CD Rate Certificate");

                                       13

  o   the United States Treasury constant maturities rate (a "CMT Rate
      Certificate");

  o   the prime loan rates or base lending rates of major U.S. banks (a "Prime
      Rate Certificate");

  o   the constant maturities swap rate (a "CMS Rate Certificate"); or

  o   such other Base Rate as shall be a recognized interest rate index on which funds are commonly borrowed in the U.S. capital markets and shall in no event be based on a commodity or equity index.

      As specified in the applicable prospectus supplement, Floating Rate
Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through
Rate that may be applicable to any series or class of Floating Rate
Certificates, the Pass-Through Rate applicable to any series or class of
Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

      The Depositor will appoint, and enter into agreements with, agents (each a
"Calculation Agent") to calculate Pass-Through Rates on each series or class of
Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate
Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

      The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each
Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior, to the Final Scheduled
Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an
Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution
Date.

      With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Stated Amount of such certificate (or, in the case of a Strip Certificate with no or a nominal Stated Amount, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the
Pass-Through Rate in effect on such day by 360 in the case of LIBOR
Certificates, Commercial Paper Rate Certificates, Federal Funds Rate
Certificates, CD Rate Certificates, Prime Rate Certificates and CMS Rate
Certificates or by the actual number of days in the year, in the case of
Treasury Rate Certificates and CMT Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest
Reset Date will be the applicable rate as reset on such date.

      Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a
Floating Rate Certificate will be rounded, if necessary, to the nearest
1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency

                                       14

amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

      Interest on any series (or class within such series) of Floating Rate
Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

      Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the
Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such
Floating Rate Certificate.

PRINCIPAL OF THE CERTIFICATES

      Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a
"Stated Amount" which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to interest (in the manner and priority specified in such prospectus supplement) until the aggregate Stated
Amount of such class or classes has been reduced to zero. The outstanding Stated
Amount of a certificate will be reduced to the extent of distributions of principal on the certificate, and, if applicable by the terms of the related series, by the amount of any net losses realized on any Deposited Asset
("Realized Losses") allocated to the certificate. Unless the related prospectus supplement provides otherwise, the initial aggregate Stated Amount of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off
Date. The initial aggregate Stated Amount of a series and each class of the series will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Stated Amount will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

      If the specified currency of any certificate is not U.S. dollars (a
"Foreign Currency Certificate"), certain provisions with respect to the certificate will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

DUAL CURRENCY CERTIFICATES

      Certificates may be issued as dual currency certificates ("Dual Currency
Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

DEFAULT AND REMEDIES

      If there is a payment default on or acceleration of the Underlying
Securities, then: (i) the trustee will sell all of such Underlying Securities and a pro rata portion of the Deposited Assets and distribute the proceeds from the sale to the certificateholders in accordance with the Allocation Ratio (any such sale may result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Underlying
Securities), (ii) the trustee will distribute such Underlying Securities and a pro rata portion of the Deposited Assets in kind to the certificateholders in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the certificateholders the financial and other information required by the SEC. The choice of remedies will be specified

                                       15

for a given series in the prospectus supplement, and the trustee, Depositor and certificateholders will have no discretion in this respect.

      The "Allocation Ratio" is the allocation between classes of a given series of the total expected cash flows from the Deposited Assets of that series. The applicable prospectus supplement for any series with more than one class will specify the Allocation Ratio for that series. In addition to default or acceleration on Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the certificateholders of different classes of a given series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated Underlying Securities ceases to file periodic reports under the
Exchange Act, as discussed below under "Description of Deposited
Assets--Principal Terms of Underlying Securities."

CALL RIGHT

      The Depositor, or if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the "Call on Certificates") or all or some of the
Underlying Securities of a given series from the trust (the "Call on Underlying
Securities" and, together with the Call on Certificates, the "Call Right"). If one or more specified persons holds a Call Right, the applicable prospectus supplement will designate such series as a "Callable Series."

      The terms upon which any such specified person or entity may exercise a
Call Right will be specified in the applicable prospectus supplement. Such terms may relate to, but are not limited to, the following:

  o   the initial holder of the Call Right;

  o   whether the Stated Amount or Notional Amount (as defined below) of each certificate being purchased pursuant to the Call Right must be an authorized denomination;

  o   the call date or dates; and

  o   the call price.

      After receiving notice of the exercise of a Call Right, the trustee will provide notice thereof as specified in the standard terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the
Underlying Securities, the certificates will be redeemed in whole, pro rata or in accordance with the Allocation Ratio, as applicable and as specified in the applicable prospectus supplement. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

TRUST LIQUIDATION EVENTS

      Each prospectus supplement will specify: (i) any events that may lead to liquidation of the Deposited Assets, (ii) the method of liquidation of the
Deposited Assets and the applicable trust, (iii) the manner in which the proceeds from the liquidation of the Deposited Assets will be distributed to the certificateholders, subject to the priorities set forth in the applicable prospectus supplement, as well as (iv) remedies, if any, of the certificateholders upon the occurrence of any of these events.

OPTIONAL EXCHANGE

      The related prospectus supplement may provide that the Depositor, a specified affiliate of the Depositor, or others specified in the prospectus supplement, may exchange certificates of the related series for a pro rata portion of the Deposited Assets. Any such exchange right will be subject to restrictions relating to frequency, prior notice

                                       16

and minimum amount. In addition, any right of exchange shall be exercisable only to the extent that the exchange would not be inconsistent with the Depositor's and the trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and would not affect the characterization of the trust as a "grantor trust" for federal income tax purposes as described under "Material Federal Income Tax Consequences." The terms of any right of exchange will include and relate to, but are not limited to, the following:

  o   a requirement that the exchanging holder tender to the trustee an equal proportionate amount of the certificates of each class within the related series;

  o   a minimum Stated Amount or Notional Amount, as applicable, with respect to each class of certificates being tendered for exchange;

  o   a requirement that the Stated Amount or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of the authorized denominations for each class as specified in the prospectus supplement;

  o   a requirement that any exchange must occur only on a Distribution Date or other specified date as set forth in the prospectus supplement;

  o   a requirement that no holder who is otherwise eligible to exchange may participate in more than one exchange during any calendar quarter or such longer period as may be specified in the prospectus supplement;

  o   except where the holder is the Depositor or an affiliate of the Depositor, a requirement that any certificates to be exchanged have been held by the exchanging holder for a minimum of six months prior to the exchange date;

  o   a requirement that the exchanging holder has provided the trustee with notice of its intent to exchange at least 30 days prior to the date of exchange;

  o   a requirement that the exchanging holder has received the written consent of any swap counterparty and shall have made any termination payment to the swap counterparty relating to termination of the portion of the swap agreement corresponding to the portion of the Deposited Assets that are to be exchanged; and

  o   for any class of certificates that is listed on a securities exchange, a requirement that after giving effect to the exchange of certificates for
      Deposited Assets, the certificates that remain outstanding will continue to satisfy the applicable listing requirements.

      Upon completion of an exchange, the exchanged certificates will be cancelled by the trustee and will no longer be outstanding, and the exchanged
Deposited Assets will no longer be property of the related trust or otherwise available to make payments on the remaining certificates of the applicable series. Any exercise of an optional exchange right will be structured so that the proportion that the principal amount of each of the Deposited Assets of the related trust bears to the aggregate Stated Amount or Notional Amount of each class of certificates will not change as a result of the exchange. Likewise, the proportion that any related assets that credit enhance or otherwise support a series of certificates bear to the Stated Amount or Notional Amount of each class of certificates will also not change as a result of the exchange. Any expenses related to the exchange will be the obligation of the party effecting the exchange and the trust will incur no expense as a result.

GLOBAL SECURITIES

      Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the

                                       17

Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of
Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The Depository Trust Company has advised the Depositor as follows: The
Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the
Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Depositor that it intends to follow such procedures.

      Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents.
Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants.
Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such Securities. Such limits and such laws may limit the market for beneficial interests in a global security.

      So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder of the global security under the trust agreement governing the certificates. Because the
Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

      Subject to the restrictions discussed under "Limitations on Issuance of
Bearer Certificates" below, distributions of principal of (and premium, if any)
and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the Depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

      The Depositor expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial

                                       18

interests in the principal amount of the global security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect of the global security will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates".

      If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within ninety days, the Depositor will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, the
Depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates.
Further, if the Depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to the Depositor and the
Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name
(if the certificates of such class are issuable as registered certificates).
Individual definitive certificates of such class so issued will be issued:

  o   as registered certificates in denominations, unless otherwise specified by the Depositor or in the related prospectus supplement, of $1,000 and integral multiples of $1,000 if the certificates of such class are issuable as registered certificates;

  o   as bearer certificates in the denomination or denominations specified by the Depositor or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

  o   as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

      The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the applicable prospectus supplement to the extent not set forth or different from the description set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

      Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the "Underlying
Securities"), purchased by the Depositor (or an affiliate thereof) and assigned to a trust as described in the applicable prospectus supplement. The Underlying
Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

  o   debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies;

  o   preferred securities of one or more trusts or other special purpose legal entities ("Trust Preferred Securities");

                                       19

  o   equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates ("Equipment
      Trust Certificates");

  o   asset-backed securities of one or more trusts or other special purpose legal entities ("Asset-Backed Securities" and together with Corporate
      Securities, Trust Preferred Securities and Equipment Trust Certificates,
      the "Private Sector Securities");

  o   an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the
      United States of America is pledged ("Treasury Securities");

  o   an obligation of one or more U.S. government sponsored entities ("GSEs")
      described below for the payment of which the full faith and credit of the
      United States of America is not pledged;

  o   Government Trust Certificates ("GTCs" and together with Treasury
      Securities and GSEs, "Domestic Government Securities") described below; or

  o   obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof ("Foreign Government
      Securities" and together with Domestic Government Securities, "Government
      Securities").

      The Depositor or one of its affiliates will purchase the Underlying
Securities in the secondary market.

      As further defined below, an Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this prospectus and the related supplement if the Depositor and the related trust could sell the Underlying Security pursuant to Rule 144(k) under the
Securities Act of 1933 (the "Securities Act"). Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

      With respect to all Underlying Securities

  o   neither the issuer of the Underlying Securities nor any of its affiliates will have any direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the issuance, sale or offering of the related series of certificates,

  o   neither the issuer of the Underlying Securities nor any of its affiliates will be an affiliate of the Depositor, the trust issuing the related series of certificates or any underwriter of the related series of certificates, and

  o   at the time of the offering and issuance of the related series of certificates, the Depositor will be free to publicly resell the Underlying
      Securities without registration under Securities Act, including, but not limited to the following:

            o   if the Underlying Securities are restricted securities, as defined in Rule 144(a)(3) under the Securities Act, the
                Underlying Securities will meet the conditions set forth in Rule
                144(k) for the sale of restricted securities

            o   the Underlying Securities will not be part of a subscription or unsold allotment as part the initial distribution of such
                securities pursuant to a registered offering under the
                Securities Act, and if the Depositor or any underwriter of the related series of certificates offered under this prospectus was an underwriter or an affiliate of an underwriter in a registered offering of the Underlying Securities, the Underlying Securities
                will have been purchased at arm's length in the secondary market at least three months after the last sale of any unsold
                allotment or subscription by the affiliated underwriter that participated in the registered offering of the Underlying
                Securities.

      With respect to any Underlying Securities (other than Treasury Securities)
that constitute Concentrated Underlying Securities, to the knowledge of the
Depositor, as of the offering and issuance of the related series of certificates, one of the criteria set forth under Item 1100(c)(2)(ii) of the
SEC's Regulation AB will be true with respect to the issuer and any guarantor of the Underlying Securities. Accordingly, the related prospectus supplement

                                       20

will contain a reference to the issuer's periodic reports (or the issuer's parent with respect to clause (C) of Item 1100(c)(2)(ii)) under Section 13(a) or
15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are on file with the SEC (or are otherwise publicly available with respect to an issuer that is a GSE meeting the requirements of clause (F) of Item 1100(c)(2)(ii))
along with a statement of how those reports may be accessed, including the issuer's SEC file number, if applicable. If the Concentrated Underlying
Securities are Asset-Backed Securities, the related prospectus supplement will also contain a reference to the prospectus for such securities.

      With respect to any Underlying Securities (other than Treasury Securities)
that constitute Concentrated Underlying Securities, the information referred to in the related prospectus supplement, as described in the preceding paragraph, will include the following financial information:

      (1)   if the Concentrated Underlying Securities represent 10% or more but less than 20% of the Deposited Assets, selected financial data meeting the requirements of Item 301 of the SEC's Regulation S-K and

      (2)   if the Concentrated Underlying Securities represent 20% or more of the Deposited Assets, financial statements meeting the requirements of the SEC's Regulation S-X, except for certain Items of S-X that may be excluded in accordance with Item 1112(b)(2) of Regulation AB;
            provided, however, that, instead of the above,

                  o     if the Concentrated Underlying Securities are Foreign
                        Government Securities that are backed by the full faith
                        and credit of a foreign government, the related
                        prospectus supplement may not refer to any such
                        information if such Foreign Government Securities are
                        rated investment grade, or may refer to information
                        required by paragraph (5) of Schedule B of the
                        Securities Act if such Foreign Government Securities are
                        not rated investment grade,

                  o     if the Concentrated Underlying Securities are
                        Asset-Backed Securities, the related prospectus
                        supplement will refer to information regarding the
                        securities meeting the requirements of Instruction 3.a
                        to Item 1112(b), and

                  o     if the Concentrated Underlying Securities were issued by
                        a foreign business (as defined Rule 1-02 of the SEC's
                        Regulation S-X) the related prospectus supplement may
                        refer (1) if the Concentrated Underlying Securities
                        represent 10% or more but less than 20% of the Deposited
                        Assets, to selected financial data meeting the
                        requirements of Item 3.A of the SEC's Form 20-F
                        (provided, that, if a reconciliation to U.S. generally
                        accepted accounting principals called for by Instruction
                        2 to Item 3.A. is unavailable or not obtainable without
                        unreasonable cost or expense, in lieu of such a
                        reconciliation the applicable referenced information may
                        include, a narrative description of all material
                        variations in accounting principals, practices and
                        methods used in preparing the non-U.S. GAAP financial
                        statements used as a basis for the selected financial
                        data from those accepted in the U.S.) and (2) if the
                        Concentrated Underlying Securities represent 20% or more
                        of the Deposited Assets, to financial statements meeting
                        the requirements of Item 17 of Form 20-F for the periods
                        specified by Item 8.A of Form 20-F.

In all cases, those reports referred to in the related prospectus supplement should be reviewed by any prospective certificateholder of the trust containing the Underlying Securities.

      In addition, for each series of certificates for which the Underlying
Securities include Concentrated Underlying Securities, whenever the trust issuing such certificates is required to file reports on Forms 10-D or 10-K under the Exchange Act, such reports will also be required to refer to the applicable financial information described above in accordance with Item
1100(c)(2)(ii) of Regulation AB for any period in which updated information is required pursuant to Item 1112(b) of Regulation AB. As will be further described in the prospectus supplement for any such series of certificates, the related trust will liquidate in the manner set forth in the prospectus supplement if

                                       21

the trust is for any reason unable to reference the required financial information when it is required to do so. This could occur, for example, if the obligor of the Underlying Securities does not report the information either because of a failure on its part to report as it is required to or because it is no longer required to do so under the SEC's rules. See "Description of the
Certificates--Trust Liquidation Events" in this prospectus. In such a circumstance, if so specified in the related prospectus supplement, instead of liquidating the applicable trust, the Depositor may attempt to delist the certificates from any securities exchange on which the certificates are then listed and effect a withdrawal of the certificates from registration under the
Exchange Act if doing so would permit the trust to not liquidate.

      The applicable prospectus supplement will also describe the material terms of any Concentrated Underlying Securities, whether they are Private Section
Securities or Government Securities. For a pool of Underlying Securities that are not Concentrated Underlying Securities, the applicable prospectus supplement will disclose a general description of the material terms of the Underlying
Securities and statistical information relating to the economic terms of the
Underlying Securities. See "--Principal Economic Terms of the Underlying
Securities" below.

      The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Depositor is
permitted to deposit in a trust. It is not a complete description of any prospectus relating to any Underlying Security or any Underlying Securities
Indenture. Please refer to the related prospectus supplement for information about the specific Underlying Securities for your series of certificates. All information contained in a prospectus supplement with respect to any Underlying
Security will be derived solely from descriptions contained in a publicly available prospectus or other offering document for that Underlying Security, any publicly available filings with respect to the underlying security or underlying security issuer or guarantor, or other publicly available information. Investors should note that the issuers of the Underlying Securities are not participating in any offering of certificates and that the Depositor and
Wachovia Securities will not be able to perform, and will not perform, the analysis and review of such issuers that an underwriter of the Underlying
Securities would perform.

      No series of certificates, including any series for which the Underlying
Securities include Government Securities, will be insured or guaranteed by any government or governmental agency or instrumentality.

UNDERLYING SECURITIES

Private Sector Securities.

      Private Sector Securities will be either:

          o   Corporate Securities;

          o   Trust Preferred Securities;

          o   Equipment Trust Certificates; or

          o   Asset-Backed Securities.

      Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

      Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

      Indentures. With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities
Indenture") between the issuer of the Underlying Securities and a trustee (the
"Underlying Securities Trustee"). If so specified in the applicable prospectus supplement, the Underlying Securities Indenture, if

                                       22

any, and the Underlying Securities Trustee, if any, will be qualified under the
Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying
Securities Indenture will contain certain provisions required by the Trust
Indenture Act.

      Certain Covenants. If specified in the applicable prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture.
Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

  o   consolidate, merge, or transfer or lease assets;

  o   incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

  o   incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

  o   declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

      An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

      The Underlying Securities Indenture related to one or more Underlying
Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein.
To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either.
There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

      The prospectus supplement for any series of certificates will describe material covenants in relation to any Concentrated Underlying Securities
(including Foreign Government Securities) and, as applicable, will describe material covenants that apply to all of the securities in any pool of Underlying
Securities.

      Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

  o   failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

  o   failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

  o   failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

  o   certain events of bankruptcy, insolvency or reorganization of the issuer.

                                       23

      Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

      Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying
Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying
Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the Underlying
Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an
Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security
("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

      Subordination. As specified in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated
Underlying Securities") in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to
Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated
Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of
Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of
Senior Underlying Securities and Subordinated Underlying Securities, if any, in
a trust comprised of a pool of securities.

      Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying
Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise specified in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of

                                       24

principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

      The Underlying Securities Indenture with respect to any Secured Underlying
Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured
Underlying Securities, will describe the security provisions of the Underlying
Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying
Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

      Trust Preferred Securities. As specified in the applicable prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust
Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust
Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The
Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

      The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates.
Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

      In view of the relationship of the trusts that issue Trust Preferred
Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

      Equipment Trust Certificates. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates.
Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment.
Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC
Issuers.

      The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the "ETC Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

      Asset-Backed Securities. As specified in the applicable prospectus supplement, a trust may include one or more Asset-Backed Securities.
Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments.
Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing

                                       25

agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

      The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform
Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed
Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the
UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

      Static Pool Data. If specified in the related prospectus supplement for any series of certificates for which the Underlying Securities include
Asset-Backed Securities, static pool data with respect to the delinquency, cumulative loss and prepayment data for the sponsor or other person specified in the related prospectus supplement will be provided. The related prospectus supplement will specify how the static pool data will be provided. If the static pool data is to be provided through a Web site, the related prospectus supplement will contain the Web site address. Alternatively, static pool data may be included directly in the prospectus supplement or incorporated therein by reference from a report filed by the Depositor on Form 8-K.

Government Securities.

      Government Securities will be either:

          o   GSE Securities;

          o   GTCs;

          o   Treasury Securities; or

          o   Foreign Government Securities.

      No series of certificates, including any series for which the Underlying
Securities include Government Securities, will be insured or guaranteed by the
United States or any other government or by any U.S. sponsored entity or any other domestic or foreign governmental agency or instrumentality.

      GSE Securities. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust:
Federal National Mortgage Association, Federal Home Loan Mortgage Corporation,
Student Loan Marketing Association, Resolution Funding Corporation, Federal Home
Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the
Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will specify information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be specified in the applicable prospectus supplement.

                                       26

      In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the
Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the applicable prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

      Contractual and Statutory Restrictions. A GSE issuer and the related
Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the applicable prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly
Available Information" in the applicable prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the
GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

      Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

      Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

  o   failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

  o   failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

  o   failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

      GTCs. As specified in the applicable prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC
Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due
and punctual payment of 90% of all payments of principal and interest due on the
GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

      Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

      Foreign Government Securities. As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

                                       27

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

      Reference is made to the applicable prospectus supplement for each series of certificates for a description of the following terms, as applicable, of any
Concentrated Underlying Security:

      (i)     the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof;

      (ii)    whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities;

      (iii)   whether any of the obligations are secured or unsecured and the nature of any collateral;

      (iv)    the limit, if any, upon the aggregate principal amount of such debt securities;

      (v)     the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;

      (vi)    the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any (the
              "Underlying Securities Rate"); the date or dates from which such interest will accrue (the "Underlying Securities Interest Accrual
              Periods"); and the dates on which such interest will be payable
              (the "Underlying Securities Payment Dates");

      (vii)   the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

      (viii)  the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

      (x)     whether the Underlying Securities were issued at a price lower than the principal amount thereof;

      (xi)    if other than U.S. dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such
              Underlying Securities will be made (the "Underlying Securities
              Currency"), and the circumstances, if any, when such currency of payment may be changed;

      (xii)   material events of default or restrictive covenants provided for with respect to such Underlying Securities;

      (xiii)  the rating thereof, if any; and

      (xiv)   any other material terms of such Underlying Securities.

      With respect to a trust containing a pool of Underlying Securities, the applicable prospectus supplement will describe the composition of the Underlying
Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii),
(viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

                                       28

OTHER DEPOSITED ASSETS

      In addition to the Underlying Securities, the Depositor may also deposit into a trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets that will be used to alter the payment characteristics of the cash flows from the trust and whose primary purpose is not to provide credit enhancement relating to the
Underlying Securities or the certificates. The assets will consist of derivatives such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing (all such assets for any given series, together with the related Underlying
Securities, the "Deposited Assets"). The applicable prospectus supplement will describe the name of the counterparty of the derivative, its organizational form and the general character of its business. It will also describe the operation and material terms of the derivative, any material substitution provisions, and whether the significance percentage related to the derivative is less than 10%, at least 10% but less than 20%, or 20% or more. The "significance percentage" of any such derivative will be the Depositor's reasonable good faith estimate of the maximum probable exposure represented by the derivative instrument made in substantially the same manner as that used in the Depositor's internal risk management process in respect of similar instruments expressed as a percentage of the principal balance of the class or classes of certificates covered by the derivative. If the significance percentage, determined as set forth above and in the related prospectus supplement, is 20% or more, the Depositor will provide
(or incorporate by reference to the extent permitted under Item 1100(c)(1) of
Regulation AB) audited financial information with respect to the derivative counterparty, or if the significance percentage is 10% or more but less than
20%, summary financial information as further described in the related prospectus supplement.

      The Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited
Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

      As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below. The applicable prospectus supplement will specify whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each element, including audited financial information with respect to any obligor providing credit support for
20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.
For any obligor providing credit support for 10% or more but less than 20% of the aggregate principal amount of any class or classes of certificates, summary financial information on such obligor will be provided in the applicable prospectus supplement.

      Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the applicable prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to

                                       29

be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

      If so specified in the applicable prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

      Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company.
In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay, unless otherwise specified in the applicable prospectus supplement in a timely manner the fees or premiums therefor. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will specify the manner, priority and source of funds by which any such draws are to be repaid.

      Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost.
To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

      Reserve Accounts. If so specified in the applicable prospectus supplement, the trustee or such other person named in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent specified in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, or such other person named in the applicable prospectus supplement.

COLLECTIONS

      The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated certificate account maintained or controlled by the trustee for the benefit of such series.
An administrative agent, if any is appointed pursuant to the applicable prospectus supplement,

                                       30

will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and
Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also specify the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

      The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

      The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

SALE OR ASSIGNMENT OF DEPOSITED ASSETS

      At the time of issuance of any series of certificates, the Depositor will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be sold or assigned to the related trustee, together with all principal, premium (if any)
and interest received by or on behalf of the Depositor on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest.
The trustee will, concurrently with such sale or assignment, deliver the certificates to the Depositor in exchange for certain assets to be deposited in the trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited
Asset as of the Cut-off Date, and in the event any Underlying Security is a
Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms of the Underlying Security, the Retained Interest, if any, with respect the Underlying Security, the maturity or terms of the Underlying Security, the rating, if any, of the
Underlying Security and certain other information.

      In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

      Each of the Depositor and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a

                                       31

breach of any such representation of the Depositor or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the Depositor or any such administrative agent, respectively, will be obligated to cure the breach in all material respects.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

      General. With respect to any series of certificates the trustee or such other person specified in the applicable prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

      Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent").
However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect to the Deposited
Assets all as and to the extent provided in the applicable sub-administration agreement.

      The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued by the terms of the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the applicable trust agreement will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

      The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, by the terms of the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest;
Administrative Agent Compensation and Payment of Expenses."

      The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

      Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

      Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset. However, except as otherwise expressly provided in the applicable prospectus supplement, it shall

                                       32

not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted
Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid on the
Deposited Assets at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate
Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited
Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so,
the owner of the Retained Interest. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited
Asset represents a specified interest in the Deposited Asset. Payments in respect of the Retained Interest will be deducted from payments on the Deposited
Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

      The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment of the compensation of administrative agent and trustee, with respect to a given series of certificates.

      If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

ADVANCES IN RESPECT OF DELINQUENCIES

      Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection
Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled to Advances, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made
(as to any Deposited Assets, the "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine,

                                       33

in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date. If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE DEPOSITOR

      An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, the
Depositor, an affiliate of either or any third party and may have other normal business relationships with the trustee, the Depositor, their affiliates.

      The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

      The trust agreement will further provide that neither an administrative agent, the Depositor nor any director, officer, employee, or agent of the administrative agent or the Depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith under the trust agreement or for errors in judgment;
provided, however, that none of the administrative agent, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement, an administrative agent, the Depositor and any director, officer, employee or agent of the administrative agent or the Depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. In addition, the trust agreement will provide that neither an administrative agent nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties to the trust agreement and the interests of the certificateholders under the trust agreement. The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting from such action will be allocated.

      Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT
TERMINATION EVENT

      Unless otherwise provided in the related prospectus supplement,
"Administrative Agent Termination Events" under the trust agreement with respect to any given series of certificates will consist of the following:

  o   any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues

                                       34

      unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

  o   any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or the Depositor, or to the administrative agent, the Depositor and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

  o   specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below)
applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Stated
Amount or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the Depositor or the trustee may, and at the direction of holders of such certificates evidencing not less than the Required Percentage of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related
Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the Required Percentage of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series.
Pending such appointment, the trustee is obligated to act in such capacity
(except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

      No certificateholder will have the right under the trust agreement to institute any proceeding with respect to the trust agreement unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the Required Percentage of the
Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee under the trust agreement and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

                                       35

MODIFICATION AND WAIVER

      Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the Depositor and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

  o   to cure any ambiguity;

  o   to correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or in the prospectus supplement;

  o   to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

  o   to add to the covenants, restrictions or obligations of the Depositor, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

  o   to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates;
      or

  o   to comply with any requirements imposed by the Code.

      Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by the Depositor, and the trustee, with the consent of the holders of certificates evidencing not less than the Required
Percentage of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the Required
Percentage specified in the trust agreement shall include an additional specified percentage of the certificates of such series or class.

      Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or defer the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or
(ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

      Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the Required Percentage of the
Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the
Depositor, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected by the modification or amendment.

                                       36

REPORTS TO CERTIFICATEHOLDERS; NOTICES

      Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to the Depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

  o   the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

  o   in the case of certificates with a variable Pass-Through Rate, the
      Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in this prospectus and in the related prospectus supplement;

  o   the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

  o   if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

  o   the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate on the Deposited Assets at the close of business on such Distribution Date;

  o   the aggregate Stated Amount or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered by this prospectus) at the close of business on such Distribution
      Date, separately identifying any reduction in such aggregate Stated Amount or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

  o   as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included in the series (or class within such series) as of the close of business on such Distribution Date.

      In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent
U.S. dollar amount in any other Specified Currency) per minimum denomination of certificates or for such other specified portion of the certificates. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion of the calendar year during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, under any requirements of the Code as are from time to time in effect.

      Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

                                       37

EVIDENCE AS TO COMPLIANCE

      The trustee and, if so specified in the related prospectus supplement, any administrative agent will be required to deliver annually to the Depositor, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) under the Regulation AB that contains the following:

            (a)   a statement of the party's responsibility for assessing
                  compliance with the servicing criteria applicable to it;

            (b)   a statement that the party used the criteria in Item 1122(d)
                  of Regulation AB to assess compliance with the applicable
                  servicing criteria;

            (c)   the party's assessment of compliance with the applicable
                  servicing criteria during and as of the end of the prior
                  calendar year, setting forth any material instance of
                  noncompliance identified by the party; and

            (d)   a statement that a registered public accounting firm has
                  issued an attestation report on the party's assessment of
                  compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      The trust agreement may also provide for delivery to the Depositor by the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer to the effect that after a review, to the best of such officer's knowledge, the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

      Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

REPLACEMENT CERTIFICATES

      Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection with the replacement of the certificate and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

TERMINATION

      The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them under the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject to the trust agreement or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited
Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement.

                                       38

      Any purchase of Deposited Assets and property acquired in respect of
Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as described in the applicable prospectus supplement (such price, a
"Purchase Price").

DUTIES OF THE TRUSTEE

      The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. If no Administrative Agent
Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

THE TRUSTEE

      The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, the
Depositor, any administrative agent and their respective affiliates.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

      In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below)
or to any person within the United States, except to the extent permitted under
U.S. Treasury regulations.

      Bearer certificates will bear a legend to the following effect: "Any
United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in
Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

      As used in this prospectus, "United States" means the United States of
America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

      Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in
London for Euroclear Bank S.A./N.V., as operator of the Euroclear System
("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream Banking")
for credit to the accounts designated by or on behalf of the purchasers of such certificates. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global

                                       39

security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a
"Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S.
Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable
U.S. Treasury regulations. No bearer certificate will be delivered in or to the
United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and
Clearstream Banking with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant
Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

      An investment in a certificate having a Specified Currency other than U.S.
dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such
Specified Currency. Such risks generally depend on factors over which the
Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: euro, U.K. pound sterling, Australian dollars,
Canadian dollars, Danish kroner, Japanese yen, New Zealand dollars and U.S.
dollars. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

      As set forth in the applicable prospectus supplement, certain of the
Underlying Securities may be denominated in a currency other than the Specified
Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the
Underlying Securities Currency. An investment in certificates supported by
Underlying Securities denominated in a currency other than the Specified
Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the
Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

      PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL
ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED
IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE
INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY
TRANSACTIONS.

                                       40

      The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

      Any prospectus supplement relating to certificates having a Specified
Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

      Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Depositor's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

FOREIGN CURRENCY JUDGMENTS

      Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the
State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S.
dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material federal income tax consequences of owning and disposing of the certificates. It is based on the
Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue
Service (the "Service") and interpretations thereof. All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

      This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth herein. Except as specifically provided, this discussion does not purport to address the tax consequences of persons other than initial purchasers who are U.S. Certificateholders (as defined below)
that hold their certificates as capital assets (within the meaning of Section
1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold their certificates as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S.
dollar, investors in pass-through entities and tax-exempt organizations). This discussion assumes that the Underlying Securities are U.S. dollar-denominated debt instruments for United States federal income tax purposes. Underlying
Securities that are debt instruments but not denominated in U.S. dollars are considered under "Special Considerations for Underlying Securities Denominated
in a Foreign Currency." Underlying Securities that are not debt instruments will be discussed in the Supplement or an attachment thereto.

                                       41

      U.S. Certificateholder. For purposes of this discussion, a "U.S.
Certificateholder" means a certificateholder that is (i) a citizen or resident of the United States, (ii) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii)
an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or (v) a trust that has elected to be treated as a United States person under applicable Regulations. A "Non-U.S.
Certificateholder" means a person that is neither a U.S. Certificateholder nor a certificateholder subject to rules applicable to former citizens and residents of the United States.

      PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD
TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE
CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX
CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION
TO WHICH THEY MAY BE SUBJECT.

TAX STATUS OF THE TRUST

      Classification as Trust. In the opinion of Orrick, Herrington & Sutcliffe
LLP, the Trust will not be classified as a corporation or as a publicly traded partnership taxable as a corporation for federal income tax purposes and, therefore, will not be subject to federal income tax. Although the matter is not entirely free from doubt, the parties will treat the Trust as a "grantor trust"
for federal income tax purposes. The certificateholders, therefore, will be deemed to own directly their proportionate shares of the Underlying Securities allocable to their classes of certificates and will generally be required to report on their federal income tax returns their proportionate shares of the
Trust's income and deductions in accordance with their own methods of accounting. No assurance can be given that the Service will agree with the foregoing classification of the Trust or that if challenged this classification will prevail.

      Classification as Partnership. If the Trust is classified as a tax partnership, the Trust will not be subject to federal income tax, but each item of income, gain, loss, deduction and credit generated by the Underlying
Securities will be allocated among the certificateholders as partners in accordance with their respective interests. The amount of income reportable by the certificateholders as partners could differ from the amount of income reportable by the certificateholders as grantors of a trust. A cash basis certificateholder treated as a partner, for example, might be required to report income when the Trust accrues the income rather than when the certificateholder receives it and, consequently, might be taxed on more income than received on the certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders are urged to consult with their tax advisors regarding the foregoing.

      Because the Trustee will treat the Trust as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to partnerships. The remaining discussion assumes that the Trust is, and the certificates represent interests in, a grantor trust for federal income tax purposes.

INCOME OF U.S. CERTIFICATEHOLDERS

      In General. A certificateholder will allocate the purchase price for a certificate among the different Underlying Securities represented by the certificate in proportion to the relative fair market values of the different
Underlying Securities on the purchase date. The amount allocated to any particular Underlying Security will represent the initial adjusted basis of the certificateholder's interest in that Underlying Security. Thereafter, a certificateholder should calculate separately the items of income, gain, loss, deduction and credit with respect to those different interests.

      Certificates Subject to Call. In some cases, the acquisition of a certificate will represent both the purchase of interests in the Underlying
Securities and the grant of an option to call the certificate. In that case, the purchase price allocable to the interests in the Underlying Securities should equal the fair market value of such interests and any difference between the fair market value of the interests and the purchase price of the certificate should represent an option premium deemed paid to the certificateholder for writing the option. If the amount of the

                                       42

purchase price allocated to Underlying Securities either exceeds or falls short of the adjusted issue price (as more fully described below, but ordinarily, the principal amount) of the Underlying Securities, then the certificateholder's interests in the Underlying Securities will have been acquired by the certificateholder either at a premium or a discount. See the discussions below under the captions "Market Discount" and "Premium."

      Because of the difficulties of allocating the purchase price of a certificate between a deemed option premium and the Underlying Securities, and the related tax reporting, the Trust generally intends for reporting purposes to treat the deemed option premium as insignificant and allocate any certificate purchase price entirely to the Underlying Securities. No assurance can be given that the Service will agree with this position and if the Service allocates less of the purchase price to the Underlying Securities and more to the deemed option premium, then the certificateholder may have more discount to take into income or less premium available to use as an offset against interest income. In addition, although the matter is not entirely free from doubt, such a re-allocation by the Service may allow (but not require) a certificateholder to integrate the option and the Underlying Securities, treating them as a single
"synthetic" debt instrument under Section 1.1275-6 of the Regulations.

      The Trust will generally not identify the interests in the Underlying
Securities and any option as part of an integrated transaction. The remaining discussion assumes that these positions will not be integrated and that the
Trust's allocation of the purchase price of a certificate will be respected.
Certificateholders are urged to consult with their tax advisors regarding the foregoing.

      Different Income Tax Treatment of Different Classes. The certificates may be issued in different classes and may represent (i) an interest in the
Underlying Securities in full, (ii) an interest in a specified portion of one or more principal payments or interest payments on the Underlying Securities
("Strip Certificates") or (iii) an interest in a specified portion of the principal amount of the Underlying Securities and a specified portion of the interest payable on the Underlying Securities ("Fixed Rate and Floating Rate
Certificates"). These differences affect the income tax treatment of the different classes.

INTERESTS IN THE UNDERLYING SECURITIES IN FULL

      For income tax purposes these certificates are equivalent to holding the
Underlying Securities and the following considerations apply to their tax treatment.

      Original Issue Discount. Certain of the Underlying Securities may have been issued with original issue discount ("OID") for federal income tax purposes. In general, the OID on an Underlying Security will equal the difference between the issue price of the Underlying Security and its stated
redemption price at maturity ("SRPM"), which is ordinarily the difference between the initial price of the Underlying Security to the public and the stated principal amount of the Underlying Security. OID is deemed to accrue over the term of the Underlying Security under a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest.

      Unless a certificateholder acquires its interest in an Underlying Security at a premium (as explained below), if the amount of OID on an Underlying
Security exceeds a certain "de minimis" amount, then regardless of its accounting method, a certificateholder will be required to include in gross income OID as it accrues on the Underlying Security during the period that the certificateholder has an interest in the Underlying Security.

      Contingent Payment Securities. Certain of the Underlying Securities may
have been issued with contingent interest and, as a result, would be subject to the contingent payment rules under the OID provisions of the Code. The interest on these securities must generally be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year, according to how interest would accrue under a comparable noncontingent OID instrument.

      Market Discount. To the extent the purchase price of a certificate allocated to an Underlying Security is less than the Underlying Security's adjusted issue price (that is, the initial price of the Underlying Security to the public increased for accrued OID), the certificateholder may acquire its interest in the Underlying Security with "market discount" as defined under
Section 1276 of the Code. If the amount of market discount exceeds a certain "de minimis" amount, then the certificateholder will have to recognize as ordinary income its share of any gain realized on the disposition of either the
Underlying Security or the Certificate, to the extent such market discount has

                                       43

accrued. In addition, the certificateholder will have to recognize as ordinary income its share of any partial principal payment on the Underlying Security to the extent market discount has accrued. Alternatively, the certificateholder may elect to recognize and include market discount in income currently. (Because such an election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser). In either case, the basis of the certificateholder's interest in the Underlying Security will increase by the amount of market discount recognized. If the market discount rules apply to one or more Underlying Securities represented by a certificate but a certificateholder does not elect to currently accrue and include market discount in income currently, then the certificateholder may have to defer claiming a deduction for part or all of any interest expense incurred or continued to purchase or carry the certificate.

      Premium. Depending on how the purchase price of a certificate is allocated among the certificateholder's interests in the Underlying Securities, the certificateholder's interests in one or more Underlying Securities may be purchased with either an acquisition premium or a bond premium. A certificateholder's interests in an Underlying Security is purchased with acquisition premium if the purchase price allocated to the Underlying Security exceeds the adjusted issue price of the Underlying Security but not its stated
redemption price at maturity, Acquisition premium reduces (but does not eliminate) the amount of OID that the certificateholder would otherwise have to include in income. The affect of acquiring an interest in an Underlying Security with bond premium is discussed below under the caption "Fixed Rate and Floating
Rate Certificates--Bond Premium."

      Election to Treat All Interest as Original Issue Discount. A
certificateholder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an Underlying Security using a constant yield method. Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax adviser.

STRIP CERTIFICATES

      The federal income tax consequences of acquiring, holding, and disposing of Strip Certificates will be discussed in the applicable Supplement or an attachment thereto.

FIXED RATE AND FLOATING RATE CERTIFICATES

      Original Issue Discount. Proper federal income tax treatment of these certificates is unclear. In effect, a portion of the principal and a portion of the interest have been "stripped" off the Underlying Securities. Under the tax rules applicable to stripped debt obligations, on the date a certificate is purchased, each of the Underlying Securities represented by the certificate is treated as newly issued (possibly with original issue discount) for purposes of reporting a certificateholder's income. Notwithstanding these rules, however, the investment of the certificateholder more closely resembles an investment in an ordinary, non-OID bond than an investment in a discount instrument.

      Assuming the certificates are purchased at par (generally, the face amount of the Underlying Securities) and subject to the discussion in the paragraph below, the Trust intends to take the position that the Fixed Rate and Floating
Rate Certificates do not represent interests in securities having original issue discount. Based upon the foregoing, it is reasonable for each Fixed Rate and
Floating Rate certificateholder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned with respect to the Underlying Securities. If, however, the
Service successfully challenges this position, the Fixed Rate and Floating Rate
Certificates would represent interests in securities having original issue discount. In that case, Fixed Rate and Floating Rate certificateholders would have to include in gross income such OID as accrued over the term of the
Underlying Securities under a constant yield method. In addition, Fixed Rate and
Floating Rate certificateholders who acquire their certificates after the original issuance (that is, on re-sale) may acquire their interests in the
Underlying Securities either with additional discount or at a premium. These purchasers should consult their tax advisors regarding the tax consequences of acquiring, owning and disposing of Fixed Rate and Floating Rate Certificates under these circumstances.

      Bond Premium. Depending on how the purchase price of a certificate is allocated among the Underlying Securities, a certificateholder may acquire its interest in one or more Underlying Securities at a bond premium. This

                                       44

will occur to the extent that the purchase price allocated to the certificateholder's portion of the Underlying Security exceeds the stated
redemption price at maturity of the certificateholder's portion of the
Underlying Security. If the certificateholder makes (or has made) an election under Section 171 of the Code, then the premium will be amortizable over the term of the Underlying Security under a constant yield method. The amount of premium amortized in each taxable year offsets the interest income on the
Underlying Security but also reduces the certificateholder's basis in the
Underlying Security. Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax advisor.

SPECIAL CONSIDERATIONS FOR UNDERLYING SECURITIES THAT INCLUDE TRUST PREFERRED

      The Underlying Securities may include Trust Preferred Securities.
Ordinarily, an issuer of Trust Preferred Securities may defer the interest payments on the subordinated debentures that underlie the Trust Preferred
Securities, thereby deferring the interest payments on the Trust Preferred
Securities as well. The materials used to offer Trust Preferred Securities may express the view that the Trust Preferred Securities were not issued with original issue discount. Presumably, this is based on the belief that the likelihood of the issuer exercising its right to defer interest on the subordinated debentures was remote. In these cases, the Trust also intends to treat these assets as having been issued without OID.

      If the Service successfully challenges this treatment (or the assertion that the exercise of the deferral right was remote), then a certificateholder will have to include any OID in income as it accrues over the term of the Trust
Preferred Securities regardless of whether the certificateholder received the cash attributable to that income and regardless of the certificateholder's regular accounting method. Similarly, if the issuer of the Trust Preferred
Securities exercises its right to defer interest payments on the subordinated debentures, then beginning with the first deferral period, the certificateholders will have to accrue the interest payable on the Trust
Preferred Securities as OID.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

      Fees and Expenses. Under Section 162 or 212 of the Code, each certificateholder will be entitled to deduct its pro rata share of expenses incurred by the Trust. In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount
(the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80%
of the amount of itemized deductions otherwise allowable for the taxable year.
The 3% and 80% limits are scheduled to be reduced starting in 2006 and return to current levels in 2010.

      Foreign Tax Credits. Foreign income taxes (if any) withheld from payments to the Trust will be includible in the income of certificateholders and will likewise be deductible to certificateholders, or, alternatively, certificateholders may, subject to various limitations, be eligible to claim a
U.S. foreign tax credit.

SALE OR EXCHANGE BY CERTIFICATEHOLDERS

      Sale or Exchange of a Certificate. A certificateholder who sells a certificate prior to its maturity will be treated as having sold a pro rata portion of the Underlying Securities represented by the certificate. The certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for each type of Underlying Security (determined based on the relative fair market values of the Underlying Securities on the date of sale) and the certificateholder's adjusted basis in each Underlying
Security. A certificateholder's adjusted basis in an Underlying Security will equal the amount of the Certificate purchase price initially allocated to the
Underlying Security, increased by any original issue discount accrued by the certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity
(generally, principal payments) received with respect to that security. Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

                                       45

      Certificates Subject to Call. As noted above, in some cases the acquisition of a certificate will represent both the purchase of an interest in the Underlying Securities and the grant of an option to call the certificate.
Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code.
Consequently, any capital gain or loss realized on the sale, exchange or redemption of the certificate will be short-term capital gain or loss regardless of how long the certificate is held.

      Sale of the Underlying Securities. If the Trust sells the Underlying
Securities (or the Underlying Securities are redeemed or retired by the Issuer)
each certificateholder will be treated as having sold its pro rata interest in the Underlying Security and gain or loss (if any) will be recognized by the certificateholder. Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

      In Kind Redemption of Certificates. If the Underlying Securities are
distributed in exchange for certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the Underlying Securities, then that distribution will not be treated as a taxable event. A certificateholder will, however, have gain or loss if following an in-kind redemption, the certificateholder has a greater or lesser interest in the principal or interest payments on the Underlying Securities than it held immediately before the exchange.

      Modification or Exchange of Underlying Securities. Depending upon the circumstances, it is possible that a modification of the terms of the Underlying
Securities, or a substitution of other assets for the Securities following a default on the Underlying Securities, would be a taxable event to certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the Underlying Securities.

SPECIAL CONSIDERATIONS FOR UNDERLYING SECURITIES DENOMINATED IN A FOREIGN
CURRENCY

      The following U.S. federal income tax considerations apply to certificates
("Foreign Currency Certificates") that represent interests in Underlying
Securities that are debt instruments denominated in currency other than the U.S.
dollar ("Underlying Foreign Securities"). Different rules apply to interest that may be taken into income upon receipt (such as interest received from a non-OID debt by a cash method U.S. Certificateholder) and interest that must be taken into income as it accrues (such as OID and "ordinary" interest in the case of an accrual method U.S. Certificateholder).

      Interest That May be Taken Into Income Upon Receipt ("Current Interest").
In the case of Current Interest paid in a foreign currency, the
Certificateholder must determine (and include in income) the U.S. dollar value of the foreign currency payment on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the payment is retained in the form of the foreign currency, then the U.S.
dollar value of the currency on the date of payment will be the U.S.
Certificateholder's tax basis in the foreign currency. Any gain or loss subsequently realized by the U.S. Certificateholder on the sale or other disposition of the foreign currency (including its exchange into U.S. dollars or its use to purchase additional Certificates) will be ordinary income or loss.

      Interest That Must be Taken Into Income as it Accrues and Before Receipt
("Accrued Interest"). A U.S. Certificateholder must determine (and include in income) the U.S. dollar value of its Accrued Interest income by translating that income at the average rate of exchange for the accrual period or, if the accrual period spans two taxable years, by translating the income at the average rate for that part of the accrual period falling within the taxable year.
Alternatively, the U.S. Certificateholder may elect to translate Accrued
Interest using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year for that part of the accrual period falling within the taxable year. In addition, if the last day of an accrual period is within five business days of the date of receipt of the
Accrued Interest, a U.S. Certificateholder may translate the interest using the rate of exchange on the date of receipt. Because the election will apply to other debt obligations held by the U.S. Certificateholder and may not be changed without the consent of the Service, a U.S. Certificateholder should consult a tax advisor before making the above election.

      Receipt of Accrued Interest. A U.S. Certificateholder will recognize exchange gain or loss (which will be treated as ordinary income or loss) on the date the Accrued Interest is received. The amount of exchange gain or

                                       46

loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) and the U.S. dollar value of the Accrued Interest taken into income with respect to the accrual period.

      Acquisition of Foreign Currency Certificates With Foreign Currency. A U.S.
Certificateholder who purchases a Foreign Currency Certificate with previously acquired foreign currency will recognize ordinary income or loss equal to the difference (if any) between the Certificateholder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency as determined on the date of purchase.

      Sale, Exchange or Retirement of a Foreign Currency Certificate. Upon the
disposition of a Foreign Currency Certificate (whether by sale, exchange or redemption), a U.S. Certificateholder will recognize taxable gain or loss equal to the difference between the amounts realized with respect to its interests in the different Underlying Foreign Securities and the U.S. Certificateholder's
adjusted tax basis in its interests in the different Underlying Foreign
Securities. See the discussion under "Sale or Exchange by Certificateholders."
If the U.S. Certificateholder receives foreign currency on the disposition of the Foreign Currency Certificate, the amount realized will be based on the U.S.
dollar value of the foreign currency on either the date the payment is received or the date the Foreign Currency Certificate is sold, exchanged or redeemed.

      To the extent gain or loss realized upon the disposition of a Foreign
Currency Certificate is attributable to fluctuations in currency exchange rates, it will be treated as ordinary income or loss but will not be characterized as interest income or as an interest expense. The amount of currency gain or loss will equal the difference between the U.S. dollar value of the principal amounts of the different Underlying Foreign Securities, determined on the date the payment is received or the Foreign Currency Certificate is disposed of, and the
U.S. dollar value of the foreign currency principal amount of the different
Underlying Foreign Securities, determined on the date the U.S. Certificateholder acquired the Foreign Currency Certificate. Foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S.
Certificateholder on the disposition of the Foreign Currency Certificate.

      Market Discount. If a U.S. Certificateholder's share of a Foreign Currency
Security is acquired at market discount, then the amount of market discount accrued in respect of that Foreign Currency Security is measured in terms of the foreign currency. Market discount is deemed to accrue in all cases, but at a
U.S. Certificateholder's election the amount accrued may be taken into income either (i) currently or (ii) upon the receipt of any partial principal payment on the Foreign Currency Security, or upon the sale, exchange, retirement or other disposition of the Foreign Currency Certificate. (See the earlier discussion of market discount under the caption "Interests in the Underlying
Securities in Full--Market Discount"). Market discount that is taken into income currently, and before receipt, is treated like Accrued Interest and Market
Discount that is not taken into account until received, is treated like Current
Interest.

      Premium. If a U.S. Certificateholder's share of a Foreign Currency
Security is acquired at a premium, then the amount of premium amortized in respect of any interest payment from that Foreign Currency Security is measured in terms of the foreign currency. (See the earlier discussion of bond premium under the caption "Fixed Rate and Floating Rate Certificates--Bond Premium.") At
the time the corresponding interest payment is received, the portion of the interest payment equal to the amortized premium should be treated as a return of principal. A U.S. Certificateholder should then recognize exchange gain or loss on that portion based on the difference between the U.S. dollar value of such amount as measured on the date the interest payment is received and the U.S.
dollar cost of the amount as measured on the date the Certificate was acquired.
As to the treatment of the remaining amount of the interest payment, see the earlier discussions of Current Interest and Accrued Interest.

INCOME OF NON-U.S. CERTIFICATEHOLDERS

      A Non-U.S. Certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless the Non-U.S. Certificateholder is (i) a direct or indirect 10% or greater shareholder of the issuer of the Underlying
Securities; (ii) a controlled foreign corporation related to the issuer of the
Underlying Securities; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from

                                       47

taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

o   is signed under penalties of perjury by the beneficial owner of the certificate,

o   certifies that such owner is not a U.S. Certificateholder, and

o   provides the beneficial owner's name and address.

      A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S.
Certificateholder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.
Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      A Non-U.S. Certificateholder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder was a U.S. person provided the certificateholder provides to the Withholding Agent an IRS Form
W-8ECI.

      Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding
Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or a substitute form).

      Generally, a Non-U.S. Certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless the Non-U.S. Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the
United States. Certain other exceptions may be applicable, and a Non-U.S.
Certificateholder should consult its tax advisor in this regard.

      Estate Tax. The certificates will not be includible in the estate of a
Non-U.S. Certificateholder unless (a) the individual is a direct or indirect 10%
or greater shareholder of the Underlying Securities Issuer or, (b) at the time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the certificateholder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      Backup withholding of U.S. federal income tax may apply to payments made in respect of a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required.
Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. Certificateholder who is not an exempt recipient.

                                       48

      In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificateholder certifies that the seller is a
Non-U.S. Certificateholder (and certain other conditions are met). The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

      Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

PROPOSED REPORTING REGULATIONS

      In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Fixed Investment
Trusts." If these rules are finalized in their current form, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders. Any new method of calculating and reporting tax items to the certificateholders could have the effect of accelerating their income and delaying their deductions.

STATE AND LOCAL TAX CONSIDERATIONS

      Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the certificates.
State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

POSSIBLE ALTERNATIVE TREATMENT OF THE UNDERLYING SECURITIES

      Except as noted in the Supplement, the issuer of the Underlying Securities believes and has received an opinion of counsel to the effect that the
Underlying Securities constitute indebtedness for federal income tax purposes.
If the Service successfully challenges that assertion, then a certificateholder's interest in the Underlying Securities may instead be treated as representing an interest in the stock of the Underlying Securities issuer.
Treatment of the Underlying Securities as stock could have adverse tax consequences to certain holders. For example, a Non-U.S. Holder might lose the benefit of treating the income on the certificate as interest not subject to federal withholding tax.

                              PLAN OF DISTRIBUTION

      Certificates may be offered in any of three ways:

          o   through underwriters or dealers;

          o   directly to one or more purchasers; or

          o   through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the certificates and the proceeds to the Depositor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered by the applicable prospectus supplement.

                                       49

      If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States may include Wachovia
Securities, an affiliate of the Depositor. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

      If so indicated in the applicable prospectus supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement as required by delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

      Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

      Wachovia Securities is an affiliate of the Depositor. Wachovia Securities'
participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of
Securities Dealers, Inc. regarding underwriting securities of an affiliate.

      As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered by this prospectus. Any unrated classes or classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

      Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

      The underwriters involved in the offering of any series of certificates may include Wachovia Securities, an affiliate of the Depositor, and may include other affiliates of the Depositor. Wachovia Securities or other affiliates may be involved in any series as an underwriter or an agent.

      Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including Wachovia Capital Markets, LLC) under the trade name of
Wachovia Securities. Any references to Wachovia Securities in this prospectus
Supplement, however, do not include Wachovia Securities, Inc., a member of NASD and SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of Wachovia Capital Markets, LLC.

                                       50

                                 LEGAL OPINIONS

      Certain legal matters relating to the Certificates will be passed upon for the Depositor and the Underwriters by Orrick, Herrington & Sutcliffe LLP,
Washington, D.C. Certain tax matters will be passed upon by Orrick, Herrington &
Sutcliffe LLP, New York, New York, Special Tax Counsel.

                                       51

                                      $[ ]

         FIXED RATE STRUCTURED REPACKAGED ASSET-BACKED TRUST SECURITIES
           (STRATS(SM)) CALLABLE CLASS A-1 CERTIFICATES, SERIES 2006-5
  STRATS(SM) TRUST FOR BOSTON SCIENTIFIC CORPORATION SECURITIES, SERIES 2006-5
                           ISSUING ENTITY CORPORATION
                     SYNTHETIC FIXED-INCOME SECURITIES, INC.
                              DEPOSITOR AND SPONSOR

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                                October [ ], 2006
                              ---------------------

                               WACHOVIA SECURITIES

                               RBC CAPITAL MARKETS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE
TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR
RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS
UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS. IN ADDITION, UNTIL THE DATE WHICH IS 90 DAYS AFTER THE DATE OF
THIS PROSPECTUS SUPPLEMENT, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A
PROSPECTUS SUPPLEMENT AND PROSPECTUS. SUCH DELIVERY OBLIGATIONS MAY BE SATISFIED
BY FILING THE PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH THE SECURITIES AND
EXCHANGE COMMISSION.